Exhibit 10.47
Execution Version

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

劳 动 合 同

Employment Contract

签订日期：2023年3月14日

Execution Date: March 14, 2023

本合同由以下双方签订：
THIS CONTRACT is entered into by and between
上海联拓生物科技有限公司，注册地址为：中国（上海）自由贸易试验区芳春路400号1幢3层，法定代表人为：王轶喆（“公司”）；
Shanghai LianBio Development Co., Ltd., having its registered address at 3rd Floor, Building 1, No. 400 Fangchun Road, China (Shanghai) Pilot Free Trade Zone, and with Yizhe Wang as its legal representative (the “Company”); and
Yi Larson，在中国境内地址为上海市闵行区金辉路100弄丰尚国际公寓2号楼1201室，国籍为：美国，护照号码为：559066992（“员工”，与公司合称“双方”）。
Yi Larson, having her address in China at 100 Jinhui Road, Fengshang International Apartment, Building No.2, Apt. 1201, Minhang District, Shanghai, a citizen of the United States with the passport number of 559066992 (the “Employee”, together with the Company, collectively referred to as the “Parties”).
鉴于，员工与公司关联方LianBio, LLC（“美国LianBio”）于2021年9月30日签订了《经修订和重述的高管劳动合同》（“原劳动合同”），根据原劳动合同第3条的约定，员工同意与公司或美国LianBio的其他中国关联方采用公司提供的格式签订劳动合同，并完全取代原劳动合同；及
Whereas, the Employee and LianBio, LLC (“LianBio US”), an affiliate of the Company, entered into an Amended and Restated Executive Employment Agreement, dated as of September 30, 2021 (the “Original Employment Agreement”), pursuant to Section 3 of which the Employee agreed to enter into an employment agreement with the Company or other PRC affiliate of LianBio US in the form provided by the Company, which shall replace the Original Employment Agreement in its entirety; and
鉴于，本合同将完全取代原劳动合同，但员工与美国LianBio于2021年3月11日签订的、作为原劳动合同附件A的《员工保密、知识产权转让及竞业限制协议》（“遵从协议”）应继续完全有效。为免疑义，遵从协议应附加于而非替代员工与公司或其关联方签署的任何其他协议中员工对公司、美国LianBio或其任何关联方承担的任何其他义务，包括但不限于本合同第7条、第8条、第9条和第10条中载明的义务。
Whereas, this Contract will replace the Original Employment Agreement in its entirety, except that the Employee Confidentiality, IP Assignment and Non-Competition Agreement, which was entered into between the Employee and LianBio US as of March 11, 2021 and attached to the Original Employment Agreement as Exhibit A (the “Compliance Agreement”), shall remain in full force and effect. For the avoidance of doubt, the Compliance Agreement shall be in addition to, and not in lieu of any other obligations of Employee to the Company, LianBio US or any of their affiliates in any other agreement by and between the Employee and the Company or its affiliates, including but not limited to those set forth in Sections 7, 8, 9 and 10 of this Contract.
根据《中华人民共和国劳动法》、《中华人民共和国劳动合同法》及其他的相关法律、法规（合称“中国法律法规”），在自愿平等和一致的基础上，双方协议如下：
In accordance with the Labor Law of the People’s Republic of China, the Employment Contract Law of the People’s Republic of China and other laws and regulations in respect thereof (“PRC Law”), on a willing, equal and unanimous basis, the Parties hereby agree as follows:
1.劳动合同期限
TERM OF EMPLOYMENT
1.1.本合同于2022年10月1日（“生效日”）生效。
This Contract shall take effect from October 1, 2022 (“Effective Date”).

1.2.除非公司或员工根据本合同条款或适用法律、法规的规定提前解除本合同，本合同有效期为3年，自2022年10月1日起至2025年9月30日止（“初始期限”）。除非公司或员工根据本协议条款或适用法律法规的规定提前解除，公司在本协议项下与员工的劳动关系应在初始期限后自动续约一（1）年（每一次续约，“续约期限”），除非任何一方在不迟于该初始期限或续约期限到期前九十（90）天向另一方发出不续约通知（如适用）（此类通知，“不续约通知”）。尽管有前述约定，如果在劳动关系期间内（定义见下文）发生控制权变更（定义见下文），当时的初始期限或续约期限（如适用）将转换为无固定限期，这意味着 (a) 员工或公司可根据本协议第12.2、12.3、12.4或12.5条随时解除员工的劳动关系，以及（b） 本协议关于续约和/或不续约员工劳动合同的条款将停止适用。“劳动关系期间”是指初始期限以及续约期限（如适用）或根据本协议第12.2、12.3、12.4和12.5条劳动关系解除所导致的任何更短期限。
Unless earlier terminated by the Company or the Employee in accordance with the terms hereunder or provisions of applicable laws and regulations, this Contract shall have a term of 3 years, commencing on October 1, 2022 and concluding on September 30, 2025 (the “Initial Term”). Unless earlier terminated by the Company or the Employee in accordance with the terms hereunder or provisions of applicable laws and regulations, the Employee’s employment by the Company hereunder shall automatically be renewed following the Initial Term for subsequent one (1) year periods (each, a “Renewal Term”) unless either party gives a notice of non-renewal to the other party not later than ninety (90) days prior to the expiration of such Initial Term or Renewal Term, as applicable (such notice, “Non-Renewal Notice”). Notwithstanding the foregoing, in the event of a Change in Control (as defined below) occurring during the Employment Period (as defined below), the then current Initial Term or Renewal Term, as applicable, will be converted to an indefinite term, meaning that (a) the Employee or the Company may terminate the Employee’s employment at any time pursuant to Sections 12.2, 12.3, 12.4 or 12.5 hereof, and (b) the terms hereof with respect to the renewal and/or non-renewal of the term of the Employee’s employment shall cease to apply. The term “Employment Period” shall mean the Initial Term and, if applicable, the Renewal Term or any shorter period resulting from any termination of employment under Sections 12.2, 12.3, 12.4 and 12.5 hereof.
2.工作职务、职责和地点
POSITION, DUTIES AND PLACE OF WORK
1.1.公司聘用员工担任首席财务官（“首席财务官”）一职。
The Employee will serve as the Chief Financial Officer (“CFO”) of the Company.
1.2.员工应按照附件一中的岗位描述的约定履行和上述职务相对应的职责，并完成相应的工作任务。
The Employee shall perform the specific duties set out in the job description in Schedule 1 of this Contract and other duties customarily performed by the above-mentioned position, and complete corresponding work tasks.
1.3.公司可根据经营需要或员工的身体健康状况、工作表现等情况合法合理地调配员工的工作岗位和工作内容，员工应服从公司的安排。
The Company is entitled to legally and reasonably adjust the Employee’s position and work tasks according to the operational needs, health status and work performance of the Employee, and the Employee shall follow the Company’s instructions.

1.4.在劳动关系期间，公司经与员工协商，为实现公司的目标，可以调配员工的工作岗位和/或要求员工承担更多的职责。
During the Employment Period, the Company, after due consultation with the Employee, may transfer the Employee to a new position and/or require the Employee to perform additional duties to fulfill the Company’s objectives.
1.5.员工应根据本合同的条款全职并专注履行其职责。
The Employee shall devote her full time and attention to the performance of her duties pursuant to the provisions of this Contract.
1.6.员工应主要在上海工作，但也可能应公司的业务需求而不时出差。公司有权根据业务的需要，在与员工协商一致后将员工调派到中国境内或境外的其它地点任职。
The Employee shall work principally in Shanghai but may be required to travel from time to time to meet the operational needs of the Company. Subject to the consent of the Employee, the Company may, based on the business needs of the Company, re-deploy the Employee to work in another location within or outside the People’s Republic of China.
3.工作时间和法定假期
WORKING HOURS AND STATUTORY HOLIDAYS
1.1.根据工作岗位的性质，员工将按以下方法确定工作时间：
Based on the nature of the Employee’s position, the Company will arrange for the Employee to work under the following Working Hours System:
员工每周的工作小时应不超过四十（40）小时，并且每个工作日不超过八（8）小时，除非员工获准适用不定时工作制（按中国法律法规的定义），在此情况下，不适用上述限制。员工的具体工作时间为：星期一至星期五的上午9:00到下午6:00（其中包括一（1）个小时的午餐时间）。公司可根据员工工作地点和工作性质来合理地调整具体工作的起止时间。
The Employee’s hours of work shall not exceed forty (40) hours per week or eight (8) hours per day, unless the Employee is approved to work under the Flexible Working Hours System (as defined under PRC Law) in which the above limitation shall not apply. The Employee’s office hours are from 9:00 a.m. to 6:00 p.m. (including one (1) hour for lunch), from Monday to Friday. The Company can reasonably adjust the actual working time in line with the location of the work and the nature of the work performed by the Employee.
1.2.员工的任何加班，必须事先向上级提出申请并得到批准，否则不视为加班，员工无权获得加班费。
An application for overtime work shall be made prior to the commencement of such work by the Employee and must be approved in advance by the Employee’s supervisors, otherwise it shall not be deemed as overtime work and the Employee will not be entitled to overtime compensation.
1.3.员工可以享受中国法律法规规定的公共假日。
The Employee is entitled to rest on public holidays as stipulated by PRC Law.
1.4.除公共假日以外，根据法律规定，员工连续工作满一（1）年的，可以享受带薪年休假（简称“法定年假”），法定年假的天数将根据中国法律法规规定确定。

In addition to public holidays and under applicable laws and regulations, after one (1) full year of continuous employment, the Employee is entitled to paid annual leave (“Statutory Annual Leave”). The total length of the Statutory Annual Leave is subject to PRC Law.
4.工资和福利待遇
COMPENSATION AND BENEFITS
1.1.员工的工资为：（税前）510,000美元/年，每年分十二（12）个月支付，即月工资为税前42,500美元/月（“基本工资”）。公司应于每月最后一天（或之前）向员工支付该月基本工资。员工在公司的第一个月和最后一个月工资应按照该月实际受雇时间所占该月工作日总数的比例按比例计算当月月薪。
The Employee’s salary (before tax) is USD$510,000 per year, to be paid by twelve (12) monthly instalments of USD$42,500 (before tax) per instalment (“Base Salary”). The monthly instalment of Base Salary shall be paid on, or before, the last day of each calendar month. The Employee’s first month’s and last month’s entitlement shall be proportionate to the period of actual employment in such month.
1.2.公司将根据经营情况、员工的晋升情况（如有）及员工的工作表现，对员工工资每年评审一次。但是，公司并不因该评审结果或在其他任何时候有加薪义务。并且，员工不应将员工工资评审视为是一项权利。
The Company will review the Employee’s salary annually based on the business performance of the Company, promotions of the Employee’s position (if any), and the Employee’s performance, provided that, the Company is under no obligation to increase the Employee’s salary as a result of any such review or at any other time, and the Employee is not entitled to a right to such review of her salary.
1.3.在劳动关系期间内的每一日历年度结束时，员工有机会可以获得（税前）255,000美元（相当于其基本工资50%）的酌情年终奖（“年终奖”）。年终奖的实际金额（如有）由公司根据员工的职位、表现和公司的业绩全权自主决定、员工如要有资格获得酌情年终奖（如有），员工在年终奖支付时应处于“在职工作状态”。就本合同而言，“在职工作状态”是指，员工未辞职（或未提交辞职通知）或未被解除或终止劳动关系（或未被告知解除或终止劳动关系）。
At the conclusion of each calendar year during the Employment Period, the Employee may be entitled to receive a discretionary annual bonus (“Annual Bonus”) with a target of (before tax) USD$255,000 (50% of the Employee’s base salary). The actual amount of the Annual Bonus, if any, shall be determined by the Company in its sole and exclusive discretion based on an evaluation of the Employee’s position, performance, and the performance of the Company. In order to be eligible for a discretionary Annual Bonus, if any, the Employee must be in “active working status” at the time of the bonus payment. For purposes of this Contract, “active working status” means that the Employee has not resigned (or given notice of resignation) or been terminated (or been given notice of termination).
1.4.公司将根据中国有关法律和法规的要求支付一切适用的社会保险。
The Company will make all applicable social insurance in accordance with PRC Law.
1.5.公司将为员工办理有关社会保险，但员工应向公司提交办理保险所必需的资料以保证公司可以办理相关手续。公司不承担因员工拒绝、延迟提交相关资料或提交的资料不真实或不准确导致的任何责任。

The Company will be responsible for the application and administration of social insurance for the Employee, provided that the Employee shall provide the Company with all the required information to enable the Company to apply for and administer such social insurance. The Company shall not be liable for any responsibility arising from the Employee’s refusal or delay in providing any such information or the Employee’s provision of false or inaccurate information.
1.6.员工病假期间工资标准应按中国法律法规和员工工作地的地方政府规定执行。
The Employee’s sick leave salary shall be paid in accordance with PRC Law and local government regulations where the employee is located.
5.劳动保护、劳动条件和职业危害防护
LABOR PROTECTIONS, WORKING CONDITIONS AND PROTECTION AGAINST OCCUPATIONAL HAZARDS
1.1.公司将为员工提供其岗位所必要的劳动条件和职业危害防护。
The Company will provide the Employee with the necessary working conditions and protections against occupational hazards required for the position.
1.2.公司将为员工提供与职业道德、劳动安全、劳动纪律和公司有关规章制度相关的资料。
The Company will provide the Employee with information relating to professional ethics, labor security, labor discipline and the policies and regulations of the Company.
1.3.员工患职业病或因工负伤的工资或医疗保险待遇按中国法律法规有关规定。
Any compensation or medical insurance entitlement for an occupational disease or work-related injury shall be determined in accordance with the PRC Law.
6.劳动纪律和职业操守
DISCIPLINARY PROCEDURES AND PROFESSIONAL MORALS
1.1.员工应遵守《员工手册》中的所有规定或公司颁布的其他规章制度，包括其他规章制度中有关劳动纪律、工作规章和程序的所有规定。
The Employee shall comply with all aspects of the Company’s rules and policies contained in the Employee Handbook or otherwise issued by the Company, including all rules and policies relating to labor disciplinary procedures and other work-related rules and procedures of the Company.
1.2.诚信是公司的重要原则，员工保证不会做出不诚信的行为。不诚信的行为将构成对公司规章制度以及劳动纪律的严重违反，公司有权立即解除本合同，并不支付任何经济补偿。
Honesty is an important principle of the Company and the Employee shall not engage in any dishonest behavior. A dishonest behavior constitutes material violation of the Company’s rules and disciplines and the Company is entitled to immediately terminate this Contract without any compensation.

1.3.在劳动关系期间内，未经公司事先书面同意，员工不得同时受雇于或为其他公司、组织或个人提供服务，不论是否就此获取经济利益。
During the Employment Period, the Employee shall not, without the prior written consent of the Company, be employed by or provide service to any other company, organization or individual (whether or not compensated).
1.4.员工特此同意参加任何公司要求的合规培训并在涉及任何代表公司或任何直接或间接控制或受控于公司或与公司一同直接或间接地受控的实体（“关联公司”）或与公司或其关联公司业务相关的所有活动中遵守与反贿赂、反腐败、反洗钱、记录保存和内部控制法律有关的所有适用法律，包括但不限于中华人民共和国刑法、中华人民共和国反不正当竞争法、美国反海外腐败法和英国反贿赂法（统称“ABAC政策”）。员工进一步同意，员工不得直接或间接提供、授权、承诺、纵容或参与以下活动：(a) 任何人或实体向任何公职人员提供礼物或支付任何有价物品以获取任何不当利益，促使或影响任何上述公职人员的作为或决定，或协助公司或其关联公司为任何人或实体获取或保留业务，与任何人或实体进行业务交易或将业务引导给任何人或实体；(b) 任何人或实体采取的任何行动 (i) 违反ABAC政策（如果受ABAC政策约束的实体采取的行动），或 (ii) 可以合理地预期构成违反任何适用法律的行为；(c) 任何人或实体在公司或其关联公司的账簿或记录中做出任何虚假或虚构的条目；或 (d) 使用公司或其关联公司的任何资产来建立任何非法或非法款项或其他资产的原始资金，或进行任何非法或未公开的付款。
The Employee hereby agrees to attend any and all compliance trainings required by the Company and to comply with all applicable laws relating to anti-bribery, anti-corruption, anti-money laundering, record keeping and internal control laws, including but not limited to the People’s Republic of China Criminal Law, the People’s Republic of China Anti-Unfair Competition Law, the United States Foreign Corrupt Practices Act and the United Kingdom Bribery Act (together, “ABAC Policies”), with respect to all activities undertaken on behalf or in connection with the business of the Company or any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (“Affiliates”). The Employee further agrees that the Employee will not, directly or indirectly, offer, authorize, promise, condone or participate in: (a) the making of any gift or payment of anything of value to any public official by any person or entity to obtain any improper advantage, affect or influence any act or decision of any such public official, or assist the Company or its Affiliates in obtaining or retaining business for, or with, or directing business to, any person or entity; (b) the taking of any action by any person or entity which (i) would violate ABAC Policies, if taken by an entity subject to ABAC Policies, or (ii) could reasonably be expected to constitute a violation of any applicable law; (c) the making of any false or fictitious entries in the books or records of the Company or its Affiliates by any person or entity; or (d) the using of any assets of the Company or its Affiliates for the establishment of any unlawful or unrecorded fund of monies or other assets, or the making of any unlawful or undisclosed payment.
7.利益冲突义务
CONFLICT OF INTEREST
1.1.员工向公司承诺，在劳动关系期间内，员工及其配偶和直系亲属将不会直接或间接地从事任何被合理认为与公司构成竞争关系、与公司存在利益冲突或与其在本合同项下的各项义务有冲突的活动、商业安排，或在任何有此类情况的商号、公司或组织中担任雇员。鉴于员工所提供的服务的敏感性，在不限制公司根据本合同所享有的其他权利的情况下，作为一项额外权利，如公司自主认定员工或其配偶的任何活动或商业安排与公司的利益相冲突，公司有权随时立即解除本合同。为此，员工同意事先向公司披露参与该等利益冲突活动的任何计划。

The Employee covenants with the Company that she, or her spouse and immediate family, shall not during the Employment Period directly or indirectly be engaged in any activity or business or act as an employee of any firm, company or organization, that can reasonably be considered to be in competition or have conflict of interest with the Company or the Employee’s obligations under this Contract. In view of the sensitive nature of the services provided by the Employee, and in addition to and not in limitation of any other rights of the Company pursuant to this Contract, the Company shall have the option of terminating this Contract immediately at any time if, in its sole discretion it determines that any activity or business arrangement of the Employee or her spouse would conflict with the interests of the Company. For this purpose, the Employee agrees to disclose to the Company any plans to engage in such conflicting activity prior to the implementation of such plans by the Employee.
1.2.如果违反第7.1条的约定，员工应当承担所有相应的法律责任，包括但不限于：劳动合同解除（无任何经济补偿金）、赔偿公司损失、停止侵害行为、返还所获收益和可能存在的刑事责任。
In the event of any violation of Section 7.1, the Employee shall bear all relevant legal liabilities including but not limited to termination of this Contract without any compensation, indemnification for all losses suffered by the Company, cessation of all violations, return of any and all benefits earned in connection with the violation and/or any criminal liabilities, if applicable.
8.保密
CONFIDENTIALITY
1.1.保密信息以下材料和信息，不论是否在员工在职期间曾经存在、目前存在、或者正在开发或创建，不论是口头、书面、电子或可机读的形式（合称“保密信息”），都适用本合同的规定：
Confidential Information. The following materials and information, whether having existed, now existing, or to be developed or created during the term of the Employee’s employment with the Company, whether in oral, written, electronic or machine-readable form (herein referred to collectively as the “Confidential Information”), are covered by this Contract:
1.1.1.所有与现存或拟议的基于公司或其关联公司专有技术的产品或服务相关的信息，不论是否由公司及/或其关联公司拥有或授权，以及不被公众普遍所知的处于研发不同阶段的专有技术（例如发明、商业秘密、技术诀窍、设计规格、方法、程序、技术、以及信息管理过程）；
All information relating to existing or proposed products or services based on proprietary technology of the Company or its Affiliates, whether owned or licensed by the Company and/or its Affiliates, and proprietary technology in various stages of research and development that are not generally known to the public (such as inventions, trade secrets, know-how, design specifications, methodologies, procedures, techniques, and information management processes);
1.1.2.所有不被公众普遍知悉的，关于公司或其任何关联公司的产品或服务的信息，不论是否存在或在研发的不同阶段（例如技术诀窍、规格、技术或医疗数据、程序、技术、方法及策略）；
All information relating to the products or services of the Company or any of its Affiliates, whether existing or in various stages of research and development, which is not generally known to the public (such as know-how, specifications, technical or medical data, processes, techniques, methodologies, and strategies);

1.1.3.所有不被公众普遍知悉的，与该公司或其任何关联公司开展其业务的方式有关的信息，包括但不限于商业手段、内部业务流程、控制、计划、授权技术、合同和实践、供应商、承包商和总承包人名字和合同以及其他供应商信息、电脑系统密码和其他电脑安全控制措施、财务信息、经销商信息、客户和公司及其关联公司顾客和客户提供的信息，以及员工数据（包括但不限于本合同的条款和条件以及员工技能和薪酬等信息）；
All information not generally known to the public concerning or relating to the way the Company or any of its Affiliates conducts its business, including but not limited to business methods, internal business procedures, controls, plans, licensing techniques, contracts and practices, names and contracts of supplier, subcontractor and prime contractor and other vendor information, computer system passwords and other computer security controls, financial information, distributor information, information supplied by clients and customers of the Company or any of its Affiliates, and employee data (including but not limited to the terms and conditions of this Contract and the information regarding the skills and compensation of the employees);
1.1.4.所有不被公众普遍知悉的与公司或其关联公司相关的市场计划和策略；预测和推测；市场惯例、流程和政策；折扣；利润；成本；信用条件；定价策略、流程和政策；程序和政策；以及包括潜在、现有和过去的客户名单、信息、合同、代表、要求和需要、规格、偏好，由潜在、现有或过去的客户提供的或与他们相关的数据以及对这些客户适用的合同条款（例如客户名单、打印资料、数据库、市场计划、市场报告、策略性商业计划、市场分析和管理报告，以及潜在客户和潜在订单的列表）；
All information not generally known to the public that pertains to the Company’s or any of its Affiliates’ marketing plans and strategies; forecasts and projections; marketing practices, procedures and policies; discounts; margins; costs; credit terms; pricing practices, procedures and policies; procedures and policies; and customer data including lists of past, present and prospective customers, information, contracts, representatives, requirements and needs, specifications, preferences, data provided by or about prospective, existing or past customers and contract terms applicable to such customers (such as customer lists, printouts, databases, marketing plans, marketing reports, strategic business plans, marketing analyses and management reports, and listings of potential customers and leads);
1.1.5.公司和/或公司的任何关联公司与任何第三方之间存在任何业务讨论、谈判或协议的信息；
The existence of any business discussions, negotiations or agreements between the Company and/or any of its Affiliates, on the one hand, and any third party, on the other hand;
1.1.6.由员工制成的所有文件和其他工作成果，其中包含公司披露的任何信息、就公司披露的任何信息提出意见或者以任何方式与公司披露的任何信息相关；
All documents and other work product generated by the Employee which contain, comment upon, or relate in any way to any information disclosed by the Company;
1.1.7.公司或其任何关联公司持有的、其负有保密义务的所有第三方信息；

All third-party information held in confidence by the Company or any of its Affiliates;
1.1.8.除上述情况外，任何与公司或其任何关联公司相关的、不为公众所普遍所知悉的、或在公司或其关联公司的行业或业务领域内给公司或其关联公司以相较其竞争对手而言任何优势的信息；以及
Any information pertaining to Company or any of its Affiliates in addition to the foregoing that is not generally known to the public or within the industry or trade areas in which the Company or any of its Affiliates competes which gives the Company or any of its Affiliates any advantage over its competitors; and
1.1.9.所有以上信息的任何有形的物理载体。
All physical embodiments of the foregoing information in any tangible form.
1.2.普遍知识 在员工于公司在职期间可公开获得的普遍技巧、知识、经验或信息不被视为保密信息。同样的，员工与公司的劳动关系因任何原因结束时，受限于以下第10.1和10.2条的规定，在遵守本合同项下其持续性义务的前提下，员工不会被限制与独立开发了与保密信息类似信息或材料的人员或实体一同工作。
General Knowledge. The general skills, knowledge, and experience gained during the Employee’s employment with the Company or information publicly available is not considered Confidential Information. Also, upon termination of the Employee’s employment with the Company for any reason, the Employee shall not, subject to the provisions of Sections 10.1 and 10.2 below, be restricted from working with a person or entity which has independently developed information or materials similar to Confidential Information as long as the Employee complies with her continuing obligations under this Contract.
1.3.员工义务 在员工于公司就职期间，员工认可并同意其将有机会接触保密信息，并且其职位涉及保守公司事务和业务秘密。员工进一步确认并同意，本合同规定的保密义务适用于在生效日之前、当日或之后向员工披露的、员工有权接触的或员工以其他方式知悉的任何及所有保密信息。员工同意将采取以下步骤来保护保密信息的秘密性和专有性。
Employee Obligations. During her employment with the Company, the Employee acknowledges and agrees that she will have access to Confidential Information and will occupy a position of trust and confidence with respect to the Company’s affairs and business. The Employee further acknowledges and agrees that the confidentiality restrictions set forth herein shall apply to any and all Confidential Information disclosed to the Employee, to which the Employee have access or of which the Employee have otherwise become aware, whether before, on or after the Effective Date. The Employee agrees to take the following steps to preserve the confidential and proprietary nature of Confidential Information.
1.1.1.不使用；不泄露 在其于公司在职期间和之后的任何时间，不论离职的原因为何，除经公司于员工职责范围内的书面授权，员工不得使用、泄露、允许泄露和使用或转移任何保密信息，并且除了在公司业务中，不得以任何方式使用任何保密信息，包括公司从其他人收到、公司打算由收件人保密的信息或材料。员工理解其不能出卖、授权或以其他方式利用包含或以其他方式全部或部分利用任何保密信息的任何产品或服务。

Non-Use; Non-Disclosure. During and at any time after her employment with the Company, regardless of the reason of the termination of her employment, the Employee shall not use, disclose, permit to be disclosed or used, or transfer any Confidential Information other than as authorized in writing by the Company within the scope of her duties with the Company, and will not use in any way other than in the Company’s business any Confidential Information, including information or material received by the Company from others and intended by the Company to be kept in confidence by its recipients. The Employee understands that she is not allowed to sell, license, or otherwise exploit any products or services which embody or otherwise exploit in whole or in part any Confidential Information.
1.1.2.防止泄露 员工应当采取一切合理的预防措施，防止保密信息的无意或意外泄露。
Disclosure Prevention. The Employee shall take all reasonable precautions to prevent the inadvertent or accidental disclosure of Confidential Information.
1.1.3.保密信息的移除 员工不应从公司或其任何关联公司经营场所移除任何保密信息或含有保密信息的文件、材料、或者财产，除按照符合公司有关保密信息安全的政策的方式用于公司业务外，不应复制该等文件、材料或财产。
Removal of Confidential Information. The Employee shall not remove any Confidential Information or documents, materials, or property containing Confidential Information from the Company’s or any of its Affiliates’ premises or make copies of such documents, materials, or property except for use in the Company’s business and in accordance with the Company’s policies regarding security of confidential information.
1.1.4.交还所有材料 在公司要求时和/或因任何原因在从公司离职时，员工应尽快交还所有保密信息和其他所有公司文件、材料和财产（包括上述文件的任何副本）。员工同意，在其离职后，不论原因为何，不保留包含任何保密信息或属于公司的其他信息的任何文件、材料或财产（包括副本）。员工同意，在员工未交还任何该等保密信息或其他公司文件、材料或财产（包括上述文件的任何副本）的情况下，公司有权留置应当支付给员工的未支付补偿。员工进一步同意，在公司要求和/或因任何原因从公司离职时，员工应：
Return All Materials. At any time upon the Company’s request and/or upon the termination (for any reason) or expiration of her employment with the Company, the Employee shall return to the Company all Confidential Information and all other documents, materials, and property of the Company (including any copies of the foregoing) as soon as possible. The Employee agrees not to retain any documents, materials, or property (including copies) containing any Confidential Information or otherwise belonging to the Company after the termination (for any reason) or expiration of her employment with the Company. The Employee agrees that the Company may withhold the Employee’s outstanding compensation against return of any of such Confidential Information or other documents, materials, and property of the Company (including any copies of the foregoing). The Employee further agrees that, at any time upon the Company’s request and/or upon termination (for any reason) or expiration of her employment with the Company, the Employee shall:

(a)向公司交付所有公司知识产权（如以下第9.3条定义）（无论完成与否），以及公司提供给员工使用的所有硬件、软件、工具、设备或其他材料；
Deliver to the Company all Company Intellectual Property (as defined in Section 9.3 below) (whether complete or incomplete) and all hardware, software, tools, equipment or other materials provided for the Employee’s use by the Company;
(b)向公司交付包含、反映、吸收或基于保密信息的所有有形文件和材料（及其副本）；
Deliver to the Company all tangible documents and materials (and any copies) containing, reflecting, incorporating or based on the Confidential Information;
(c)在员工的电脑系统中永久地删除所有保密信息；并
Permanently erase all of the Confidential Information from the Employee’s computer systems; and
(d)交付并签署附件二中的《离职确认书》（如适用）。
Execute and deliver the Termination Certificate attached hereto as Schedule 2 (if applicable).
1.1.5.电脑安全 在其任职期间，员工同意仅使用其被授予访问权限的公司的电脑资源，且只在授权范围内使用该等电脑资源（包括在办公场所内或办公场所外）。员工同意遵守关于电脑安全的公司政策和程序。
Computer Security. During her employment with the Company, the Employee agrees to use only those computer resources of the Company (both on and off the Company’s premises) for which the Employee has been granted access to and then only to the extent authorized. The Employee agrees to comply with the Company’s policies and procedures concerning computer security.
1.1.6.通讯系统 员工理解公司有电子邮件系统、语音邮件系统、包括与英特网连接的电脑网络，以及其他为商业通讯之用途的相关设施。员工确认这些系统、网络和相关设施，以及所有电子或语音通讯和所有其间传输的数据或材料，属于公司财产，公司保留在通知或不通知的情况下，随时查看任何和一切电子邮件通讯、语音通讯、互联网浏览记录、以及保存或传输的信息和材料的权利。
Communications Systems. The Employee understands that the Company maintains an electronic mail system, a voice mail system, a computer network that includes access to the Internet, and related facilities for the purpose of business communications. The Employee acknowledges that these systems, network, and related facilities, as well as all electronic or voice communications and all data or materials transmitted thereon, are property of the Company, and the Company retains the right to review any and all electronic mail communications, voice communications, internet sites accessed, and data and materials stored or transmitted, with or without notice, at any time.
1.1.7.第三方信息 员工认识到公司有可能已收到或者将会收到第三方的保密或专有信息，且公司将有责任对该等信息保密且仅为特定有限目的而使用该等信息。员工同意在受雇于公司期间和在此以后（无限期）对公司和该等第三方负有义务，对该等保密和专有信息严格保密，且不向任何个人或机构披露该等信息，且以公司与该第三方达成的协议所规定的方式和仅为经允许的有限目

的使用该等信息。上述第8.3.1条至第8.3.6条所载的义务同样适用于任何该等信息。
Third Party Information. The Employee recognizes that the Company may have received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Employee agrees that the Employee owes the Company and such third parties, during the Employee’s employment by the Company and indefinitely thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or firm and to use it in a manner consistent with, and for the limited purposes permitted by, the Company’s agreement with such third party. The obligations set forth in Sections 8.3.1 through 8.3.6 above shall apply to any such information.
1.4.合同基础 员工确认：(a) 使用、盗用或披露保密信息将违背信用且将会给公司造成不可弥补的损失，(b) 所有该等保密信息为公司的财产，且 (c) 保密信息的保密性是保护公司商誉以及保持公司竞争地位的关键，员工不得将保密信息向他人披露。员工进一步确认：员工对于本第8条约定的同意以及该等约定对员工的强制执行力是本合同的基础，如非该等约定及其强制执行力，公司不会 (i) 聘任员工，以及 (ii) 允许员工接触并使用保密信息。如果员工于在职期间违反第8.3条的，将构成对公司规章制度以及劳动纪律的严重违反，公司有权立即解除本合同，并不支付任何经济补偿。
Essence of Agreement. The Employee acknowledges (a) that the use, misappropriation or disclosure of Confidential Information would constitute a breach of trust and cause irreparable injury to the Company, (b) that all such Confidential Information is the property of the Company and (c) that it is essential to the protection of the Company’s goodwill and to the maintenance of the Company’s competitive position that the Confidential Information be kept secret and that the Confidential Information not be disclosed by the Employee to others or used by the Employee to the Employee’s own advantage or the advantage of others. The Employee further acknowledges that the Employee’s agreement to the provisions of this Section 8 and the enforceability of such provisions against the Employee are an essential element of this Contract and that, absent such provisions and the enforceability thereof, the Company would not (i) employ the Employee nor (ii) permit the Employee access and use of Confidential Information. The Employee’s violation of any provisions of Section 8.3 constitutes material violation of the Company’s rules and disciplines and the Company is entitled to immediately terminate this Contract without any compensation.
1.5.先前的协议 本合同第8条项下的保密约定如和员工与公司在本合同签订前签署过的任何有关保密义务的协议（如有）有冲突的，应以保密要求更严格的约定为准。
Prior Agreement. In case there is conflict between the confidentiality agreement under Section 8 of this Contract and any agreements regarding confidentiality duty which the Employee signed with the Company prior to the execution of this Contract (if any), the agreement which sets out stricter standard shall prevail.
9.知识产权
INTELLECTUAL PROPERTY RIGHTS
1.1.在先信息员工特此陈述并保证：(a) 员工对本合同的履行以及作为公司员工所负有的职责不会违反与任何前雇主或其他第三方签订的任何保密、知识产权转让、竞业限制或其他协议，或与该等保密、知识产权转让、

竞业限制或其他协议相冲突；以及 (b) 员工目前不存在任何其他协议或职责将会与本合同的任何条款相冲突。员工将不会使用或向公司披露任何前雇主或员工对其负有保密义务的其他第三方的任何商业秘密或其他机密的技术或商业信息，除非员工获得该等前雇主或其他第三方的授权，或该信息非因员工的过错而可公开获得。此外，员工不会违反与前雇主或第三方的任何协议，将属于任何前雇主或其他第三方的任何未公开文件或任何财产携带至公司任何营业场地，或使用属于任何前雇主或其他第三方的任何未公开文件或任何财产。
Prior Information. The Employee hereby represents and warrants that (a) the Employee’s performance under this Contract and her duties as an employee of the Company will not breach or be in conflict with any confidentiality, intellectual property assignment, non-competition or other agreement with any former employer or other third party and (b) there is no other agreement or duty on the Employee’s part now in existence that would conflict with any provision contained herein. The Employee will not use or disclose to the Company any trade secret or other confidential technical or business information of any previous employer or other third party to whom the Employee has an obligation of secrecy unless the Employee is authorized to do so by such previous employer or other third party or the information has become publicly available through no fault of the Employee. In addition, the Employee will not bring onto any premises of the Company or use any unpublished documents or any property belonging to any former employer or other third party, in violation of any agreements with such former employer or third party.
1.2.创意和发明 本合同的附件三描述了员工在与公司建立劳动关系前产生的，属于员工或者其前雇主所有的、与公司业务有关、但没有在本合同项下被转让给公司的所有发明、著作权、开发、改进和商业秘密（合称为“在先发明”）；或者，如果没有附上此等列表，员工则声明没有这样的在先发明。如果在公司任职期间，员工在公司任何产品、服务、流程、合成物、机器或其他财产中（包括保密信息）加入了属于员工所有或员工利益相关的任何发明、改进、开发、概念、发现、产品、版权材料、贸易或其他专有信息，公司特此被授予且应当拥有将所有该等项目作为与该等产品、服务、流程、合成物、或机器、或其他财产的一部分或相关联的内容，进行制作、修改、使用以及出卖非排他性的、免版税的、不可撤销的、永久的全球性授权。
Ideas and Inventions. Attached hereto as Schedule 3 is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by the Employee prior to employment with the Company, which belong to the Employee or a former employer, which relate to the Company’s business, and which are not assigned to the Company hereunder (collectively referred to as “Prior Inventions”); or, if no such list is attached, the Employee represents that there are no such Prior Inventions. If in the course of employment with the Company, the Employee incorporate any invention, improvement, development, concept, discovery, product, copyrightable material, trade or other proprietary information owned by the Employee or in which the Employee has an interest, into any product, service, process, composition, machine, or other property (including Confidential Information) of the Company, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, modify, use, and sell such item as part of or in connection with such product, service, process, composition, or machine, or other property.
1.3.对公司的披露和转让 员工确认，公司对员工的以下发明和知识产权拥有单独且排他的专有所有权：(a) 在受雇期间独自或与他人共同制造、构思、开发、创造或付诸实施的所有发明和知识产权，该等发明和知识产权 (i) 是通过使用任何公司拥有的、租赁的或承包的任何设备、设施、商业秘密、专有技术或其他保密信息而制造、构思、开发、创造或付诸实施的；(ii) 是通过员工为公司开展的任何工作而产生的；和/或 (iii) 与公司的业务、或实际的或预期的研究活动有关，以及 (b) 虽在员工与公司

建立雇佣关系前，但与公司业务有关的（包括与之相关的任何研究和开发项目）、员工已单独或共同构想、开发或付诸实施的（在先发明除外）且员工有权转让的所有发明和知识产权（统称“公司知识产权”）。员工将保持准确且完整的书面记录，并无需要求便及时以书面形式向公司披露所有公司知识产权。员工确认，该等公司知识产权被视为适用法律项下的职务成果且公司系该等公司知识产权的所有权利、所有权和利益在全球范围内的唯一且排他的所有权人，并且员工特此永久性地不可撤销地无偿转移和转让给公司或其指定人，所有包含在和对于所有该等公司知识产权的权利、所有权和利益，即使任何该等公司知识产权因任何原因在适用法律项下不属于职务成果。本第9.3条不应当适用于将员工完全使用其个人的时间且没有用公司器材、供应、设施、或保密信息、做出的知识产权转让给公司，除知识产权有以下情况外：(a) 在知识产权构思或付诸实施时，与公司业务或公司预期的研发活动有关；或 (b) 来自于员工为公司从事任何工作的结果。在本合同中，“发明”是指所有发明、发现、概念、信息、作品、材料、工艺、方法、数据、软件、程序、装置、设计等；“知识产权”是指所有专利、发明披露、发明注册、商标、服务商标、商号、商业外观、标识、域名、著作权、掩膜作品、商业秘密、专有技术以及任何司法管辖区的任何适用法律认可的所有其他知识产权和专有权，及上述内容的所有注册和注册申请，以及与上述内容相关的所有商誉。
Disclosure and Assignment to the Company. The Employee acknowledges that the Company will have sole and exclusive title and ownership rights in and to (a) all Inventions and Intellectual Property made, conceived, developed, created or reduced to practice by the Employee, either solely or jointly with others, during the Employee’s employment that (i) are made, conceived, developed, created or reduced to practice using any equipment supplies, facilities, trade secrets, know-how or other Confidential Information that is owned, leased or contracted for by the Company, (ii) result from any work performed by the Employee for the Company and/or (iii) otherwise relate to the Company’s business or actual or anticipated research activities, and (b) all Inventions and Intellectual Property which the Employee has solely or jointly conceived or developed or reduced to practice (other than the Prior Inventions) before the Employee’s employment with the Company but relating to the Company’s business (including any of its research and development projects) and have the right to assign (“Company Intellectual Property”). The Employee will maintain accurate and complete written records and promptly, without request, disclose promptly in writing to the Company all such Company Intellectual Property. The Employee acknowledges that such Company Intellectual Property are hereby deemed a “work made for hire” defined under applicable law and the Company shall be the sole and exclusive owner of all right, title and interest throughout the world in and to all such Company Intellectual Property therein, and the Employee hereby forever irrevocably transfers and assigns to the Company or its designee without additional consideration, even when any of such Company Intellectual Property does not constitute a “work made for hire” under applicable law for any reason. This Section 9.3 shall not apply to assign to the Company any of the Employee’s rights in any intellectual property rights that he/she develops entirely on his/her own time without using the Company’s equipment, supplies, facilities, or Confidential Information, except for intellectual property rights that either (a) relate, at the time that the intellectual property right is conceived or reduced to practice, to the Company’s business or to anticipated research or development activities of the Company; or (b) result from any work performed by the Employee for the Company. For purposes of this Contract, “Inventions” means all inventions, discoveries, concepts, information, works, materials, processes, methods, data, software, programs, apparatus, designs and the like; and “Intellectual Property” means all patents, invention disclosures, invention registrations, trademarks, service marks, trade names, trade dress, logos, domain names, copyrights, mask works, trade secrets, know-how and all other intellectual property and proprietary rights recognized by any applicable law of any jurisdiction, and all registrations and applications for registration of, and all goodwill associated with, the foregoing.

1.4.著作权 员工确认且同意所有写作或著作权，包括但不限于，商业策划文件、市场营销材料、操作手册、软件程序代码、图纸、流程图，和其在为公司工作期间制作的其他文档，均为职务作品且是公司财产，包括但不限于，这些著作的任何著作权，但在某种程度上该等由员工于其为公司工作时做出的写作，可能根据法律或其他规定，不是职务作品，员工特此永久性地不可撤销地转移并转让给公司该等作品的著作权的所有权，无论其是否出版。
Works of Authorship. The Employee acknowledges and agrees that all writings or works of authorship, including without limitation, business planning documents, marketing materials, operations manuals, software program code, drawings, procedural diagrams, and other documentation of any kind produced by her in the course of her work for the Company are works produced for hire and the property of the Company, including without limitation any copyrights on those writings; but to the extent any such writing produced by the Employee in the course of her work for the Company may not, by operation of law or otherwise, be a work made for hire, the Employee hereby forever irrevocably transfers and assigns to the Company the ownership of copyright in such works, whether published or unpublished.
1.5.著作人身权 员工理解“著作人身权”条款指任何署名权或完整权，包括任何声明可获版权作品的著作权、反对对该等可获版权作品的修改、以及任何世界上任何国家的司法或法律中或任何条约中存在的任何类似权利，不论该等权利是否被称为或通常被称为“著作人身权”。员工特此永久性地豁免且同意绝不主张，即使是在其与公司的劳动关系解除后，任何其可能在任何根据本合同第9.4条规定转让给公司的可获版权作品中的任何著作人身权。
Moral Rights. The Employee understands that the term “moral rights” means any rights of paternity or integrity, including any right to claim authorship of a copyrightable work, to object to a modification of such copyrightable work, and any similar right existing under the judicial or statutory law of any country in the world or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.” The Employee forever hereby waives and agrees never to assert any moral rights she may have in any copyrightable work that is assigned to the Company as a result of Section 9.4 hereof, even after any termination of her employment with the Company.
1.6.知识产权登记 员工同意协助公司或其指定人，由公司负担费用以任何合适的方式保证公司在一切国家的在公司知识产权中的权利，包括向公司披露所有相关信息和数据，签署公司为申请或获得该等权利并将向公司、公司继任者、受让人和被提名者转让并传递对该等公司知识产权的独家权利、所有权和利益，公司认为必要的所有申请、要求、誓言、转让、以及其他文书。员工同意其有签署或被促使签署的义务，当其有权这样做时，任何此类文书或文件应在本合同解除后继续有效。如果公司因为员工精神或身体原因或其他任何原因不能获得其签名以申请或寻求在任何国家对任何公司知识产权进行注册的任何申请，则员工特此不可撤销地指定且任命公司和其获正式授权的人员和代理人作为其实际代理人和律师，与员工本人执行有同等法律效力和效果地代表其行动并且签署和提交任何此等申请及完成所有其他法律允许的行动以促进信函出具及知识产权注册。
Patent and Copyright Registrations. The Employee agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Company Intellectual Property in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments which the

Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to such Company Intellectual Property. The Employee further agrees that his/her obligation to execute or cause to be executed, when it is in her power to do so, any such instrument or papers shall continue after the termination of this Contract. If the Company is unable because of the Employee’s mental or physical incapacity or for any other reason to secure her signature to apply for or to pursue any application in any country for the registration of any Company Intellectual Property, then the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as her agent and attorney in fact, to act for and on her behalf and to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters, IP Right registrations thereon with the same legal force and effect as if executed by the Employee.
1.7.强制许可 员工确认中国专利管理部门有权根据中国专利法取得强制许可以使用任何职务发明。员工确认并声明，公司对于因该等强制许可所产生的全部许可费拥有独家且绝对的权利，员工在此放弃对该等许可费的所有权利（无论何种性质、现有的或者或有的、现在的或以后的）（如有）；同时，员工特此放弃其对前述许可费主张索赔的权利（如有，且不管该等权利的性质以及该等权利是否是真实的或偶然的，以及是当下的或潜在的）。
Compulsory License. The Employee understands that the PRC patent authorities have the authority to obtain a compulsory license to use any service Inventions pursuant to the PRC Patent Law. The Employee acknowledges and represents that the Company has an exclusive and absolute right in connection with any royalty arising from such compulsory license, and hereby waives all rights (of whatever nature, whether current or contingent, present or future), if any, in respect of such royalty and the Employee hereby waives her rights to claims in and to the foregoing royalty, if any, regardless of the nature of such rights and whether or not such rights are actual or accidental and are present or potential.
1.8.奖励和报酬 员工理解，就其完成的且被中国知识产权局（“SIPO”）授予专利权的职务发明，在SIPO公布专利权公告之后，员工有权从公司处获得奖励和报酬。员工承认许多专利有可能从未被商业化使用或者成功地被商业化使用。基于该等事实，与其等待员工完成的且转让给公司的职务发明获得收益（如有，即来自职务发明的使用、许可或转让）之后取得奖励，员工同意并接受公司根据其奖励和报酬制度提供的固定的奖励和报酬，以及该等奖励和报酬是合理的，并构成了根据中国法律项下员工对员工人完成的职务发明有权获得的全部奖励和报酬，公司不再有义务向员工支付与之相关的任何形式的报酬。
Reward and Remuneration. The Employee understands that she may be entitled to reward and remuneration from the Company for service Inventions the Employee created that are granted patents by the State Intellectual Property Office of the PRC (“SIPO”) after the publication of the patent grant by SIPO. The Employee acknowledges that many Inventions may never be commercialized or successfully commercialized. In light of that fact, rather than wait to be rewarded for service Inventions that the Employee has created and assigned to the Company for a portion from the proceeds or profits, if any, acquired from the exploitation, license, or transfer of the service Inventions, the Employee agrees to and accepts the set rewards and remunerations provided by the Company in accordance with its reward and remuneration policies, and that such rewards and remunerations are reasonable and constitute all the rewards and remunerations the Employee is entitled to under the PRC law and that the Company shall not be obligated to pay any other form of compensation to the Employee in respect thereof. The Employee hereby irrevocably waives any claim against the Company for any other reward or remuneration for any service Inventions, regardless of whether the Company implements or licenses such service Inventions or whether the Company makes any profit or receives any royalty payment or license fees from such service Inventions. The Employee hereby waives to the fullest extent permitted by applicable laws any pre-emptive rights or rights of first refusal that the Employee may have to purchase the rights relating to any Inventions on assignment or other disposition of the same by the Company.
10.不竞争、不招揽、不诋毁
NON-COMPETITION, NON-SOLICITATION AND NON-DISPARAGEMENT
考虑到本合同载明的相互承诺和义务以及其他善意和有价值的因素，员工特此同意遵守本第10条规定的限制。
In consideration of the mutual covenants and obligations set forth in this Contract and for other good and valuable consideration, the Employee hereby agrees to comply with the restrictions set forth in this Section 10.
1.1.不竞争、不招揽
Non-Competition and Non-Solicitation
1.1.1.员工特此承诺并同意在其任职期间任何时候，其或其配偶不应当直接或间接地参与同其任职期间公司或其关联公司曾经营业务或正在经营的业务、或于其劳动关系结束时公司及其关联公司积极计划经营的业务（合称“业务”）具有竞争关系的业务。如上第8.3.1条所述，在本合同解除或终止后的任何时间里，员工不应当利用公司保密信息或关于任何公司知识产权的信息、或其可能因劳动关系以任何方式获得的其他关于公司业务的保密事宜。
The Employee hereby covenants and agrees that at any time during her employment, she, or her spouse, shall not directly or indirectly engage in competition with the business that the Company or any of its Affiliates conducts or conducted at any time during her employment or which the Company or any of its Affiliates is actively engaged in planning to conduct at the time of the termination of her employment (collectively, the “Business”). As indicated above in Section 8.3.1, at any time after the termination of this Contract, the Employee shall not make use of the Company’s Confidential Information or information concerning any Company Intellectual Property, or any other confidential matter relating to the Company’s Business that she may in any way acquire by reason of her employment with the Company.
1.1.2.在其因任何原因与公司结束劳动关系后紧接着的十二（12）个月内（“竞业限制期”）员工不应当直接或间接地、无论是否作为所有者、合伙人、投资人、顾问、代理人、员工、共同合资者或其他身份，在任何公司和其关联公司所在的，或者在其在职期间正积极地参与计划经营业务的国家，与业务相竞争（“竞业限制义务”）。但是，上述情况并不包括员工持有任何上市公司的百分之二（2%）或少于此等比例的证券权益的所有权。

For a period of twelve (12) months (“Non-competition Period”) immediately following the termination of her employment with the Company for any reason, the Employee shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Business within any country in which the Company or its Affiliates conduct Business or, at the time of her employment, is actively engaged in planning to conduct Business (“Non-competition Obligations”). The foregoing, however, shall not prevent the Employee’s passive ownership of two percent (2%) or less of the equity securities of any publicly traded company.
1.1.3.在员工同意于竞业限制期内履行其上述第10.1.2条所述之竞业限制义务的条件下，公司同意在竞业限制期内按月给予员工竞业限制补偿金，该等竞业限制补偿金每月的金额为员工月基本工资的30%，且不低于员工工作地最低工资（“竞业限制经济补偿金”）。员工同意按月向公司提交公司所需的一切证明材料（包括但不限于新雇主的在职证明、劳动合同、社会保险支付记录和劳动手册），以核实员工领取该等竞业限制补偿金的资格。在公司对该等证明材料满意的前提下，竞业限制补偿金将由公司在竞业限制期内按月支付给员工。
In consideration of the Employee agreeing to perform the Non-competition Obligations as outlined in Section 10.1.2 above during the Non-competition Period, the Company agrees to pay the Employee separate monetary compensation on a monthly basis during the Non-competition Period, of which the monthly amount is 30% of the Employee’s monthly Base Salary but not lower than the local minimum wage of the place where the Employee works (“Non-competition Compensation”). The Employee agrees to submit to the Company on a monthly basis all certification materials (including but not limited to the incumbency certification, labor contract, social insurance payment record and labor handbook with the new employer) that are required by the Company to verify the Employee’s qualification for receiving such non-competition compensation. On the condition that the Company is satisfied with the certification materials, the Company shall pay the non-competition compensation to the Employee on a monthly basis during the Non-competition Period.
1.1.4.尽管存在第10.1.2条和10.1.3条之规定，公司和员工在此确认，公司仍有权在竞业限制期前的任何时候（包括本合同解除或终止的同时），书面通知员工来放弃要求员工履行其在本合同第10.1.2条项下的竞业限制义务的权利。在此情况下，公司无须向员工支付与竞业限制相关的任何经济补偿金。
Notwithstanding the provisions in Section 10.1.2 and 10.1.3, both Parties hereby confirm that the Company shall have the right to waive the Non-competition Obligations of the Employee under Section 10.1.2 of this Contract by giving the Employee a written notice at any time prior to the Non-competition Period (including at the time this Contract expires or is terminated). In this case, the Company should have no obligation to pay the Employee any compensation in relation to non-competition.
1.1.5.员工如违反其在本合同下之竞业限制义务，公司有权要求员工支付违约金，该违约金等于员工离职前十二（12）个月内获得的税前工资总额，该税前工资总额包括但不限于员工的税前基本工资、第十三薪（如有）、任何奖金、津贴、佣金等，加上公司按照本合同第10.1.3条向员工实际支付的竞业限制经济补偿金总额。同时，本条约定并不妨碍公司（和/或其关联方）依据中国适用法律寻求其他救济的权利，包括但不限于实际履行竞业限制义务和禁令救济。

If the Employee breaches the Non-competition Obligations hereunder, the Company will be entitled to liquidated damages in the amount equal to the Employee’s total gross salary (including without limitation the Base Salary, the thirteenth salary (if any) and any other bonus, allowance and commission) during the twelve (12) months before the termination of the Employee’s employment with the Company plus the actual amount of Non-competition Compensation paid by the Company to the Employee pursuant to Section 10.1.3 hereof, without prejudice to the Company’s right (and/or the rights of its Affiliates) to pursue any other remedies available under applicable PRC Law, including but not limited to actual performance of the Non-competition Obligations and other injunctive relief.
为免疑义，公司和员工在此确认，如公司决定执行合规协议中的第12.a条，则本合同第10.1.3条、10.1.4条和10.1.5条应对双方具有约束力。
For the avoidance of doubt, both Parties hereby confirm that Sections 10.1.3, 10.1.4 and 10.1.5 of this Contract shall be binding on both Parties if the Company decides to enforce Section 12.a of the Compliance Agreement.
1.1.6.不招揽 在员工于公司任职期间和在其与公司不论以何种原因结束劳动关系后紧接着的二十四（24）个月内，除在其职责范围内被公司书面授权外，员工不能代表其个人或任何其他人：(a) 招揽、招聘或鼓励任何公司或其关联公司的管理人员、董事或雇员离开或终止与公司或关联公司的劳动关系；(b) 聘用或雇佣任何公司或其关联公司的管理人员、董事或雇员（或任何曾经在该等行为的六（6）个月内是公司或其关联公司的管理人员、董事或雇员的任何人）；或 (c) 引诱任何现有或潜在客户、供应商、卖方、被许可方、许可方、独立承包商或其他公司或其关联公司的业务关系，停止与公司或其关联公司业务往来、或者以对公司或关联公司不利的方式改变其业务关系。
Non-Solicitation. Both during the Employee’s employment and for twenty-four (24) months immediately following the termination of her employment with the Company for any reason, the Employee will not, on behalf of herself or any other person, except as authorized by the Company in writing within the scope of her duties with the Company: (i) solicit, recruit, or encourage any of the Company’s or its Affiliates’ officers, directors or employees to leave or terminate their employment with the Company or such Affiliate; (ii) hire or employ any of the Company’s or its Affiliates’ officers, directors or employees (or any person who was an officer, director or employee of the Company or any of its Affiliates within six (6) months of such action); or (iii) induce any current or prospective customer, supplier, vendor, licensee, licensor, independent contractor or other business relation of the Company or any of its Affiliates to cease doing business with the Company or any of its Affiliates, or to modify its business relationship with the Company or any of its Affiliates in a manner adverse to the Company or any of its Affiliates.
1.2.现在以及员工与公司的劳动关系终止后，员工不得直接或间接以任何方式贬低公司或就公司、其业务活动，或其任何董事、经理、官员、雇员、关联方、代理或代表向任何人或实体做负面、贬低或不实的陈述。
Presently, and after her employment relationship with the Company terminates or expires, the Employee shall not, directly or indirectly, disparage the Company in any way or make any negative, derogatory or untrue statements about the Company, its business activities, or any of its directors, managers, officers, employees, affiliates, agents or representatives to any person or entity.
1.3.如果员工因任何原因自公司离职，员工在此向公司同意并承诺，员工将通知新雇主员工在本合同项下的权利和义务。
If the Employee’s employment with the Company is terminated for any reason, the Employee hereby consents to the Company that she shall notify the new employer about her rights and obligations under this Contract.
11.员工陈述与保证
EMPLOYEE’S REPRESENTATIONS AND WARRANTIES
员工向公司陈述并保证：
The Employee represents and warrants to the Company that:
(a)员工已经与前任雇主解除劳动关系，并且不存在任何的竞业限制义务。员工加入本公司时，已终止了所有其他的劳动关系以及其它相关竞业限制义务，并且其有充分能力签订本合同并完全履行其在本合同项下的各项义务；
The Employee has terminated all other employment relationships and other related contractual obligations prior to entering into an employment relationship with the Company. The Employee is not subject to any non-competition restraints and has full capacity to enter into this Contract and fully perform the obligations under this Contract;
(b)员工签署并交付本合同以及履行本合同项下的任何交易将不会在任何方面违反其作为一方或对其具有约束力的任何协议、文件或文书的任何条件或条款。若员工因签订本合同而违反任何合同义务、法定义务或其他义务，导致公司任何费用支出和遭受损失，则员工应就该等一切费用和损失向公司承担赔偿责任；
Neither the execution and delivery of this Contract nor the carrying out of any of the transactions contemplated hereby will in any respect result in any violation of or be in conflict with any term or provision of any agreement, document or instrument to which the Employee is a party or by which she is bound. The Employee shall indemnify the Company for any and all expenses and damages that the Company incurs if, by entering into this Contract, the Employee breaches any contractual, statutory, or other obligations to which the Employee is subject to;
(c)员工已经根据公司的要求，如实说明了与劳动合同和公司的聘用直接相关的基本情况；
The Employee has, in accordance with the requirements of the Company, fully disclosed all basic information in relation to this Contract and the employment relationship to be established with the Company;
(d)员工向公司提供的所有信息、资料、证明等均属真实、有效；
All information, documents and certificates that she provided to the Company are accurate and valid;
(e)员工具备本合同附件一所列的职责所要求的技能、经验和资质。员工应当以专业、娴熟的方式，按照类似服务的最佳行业标准，履行该等职责， 并且员工应当倾注充分的资源以确保其职责得以及时可靠地履行；

The Employee has the required skill, experience and qualifications to perform her duties set forth in Schedule 1 hereof. The Employee shall perform such duties in a professional and workmanlike manner in accordance with best industry standards for similar services and the Employee shall devote sufficient resources to ensure that her duties are performed in a timely and reliable manner;
(f)员工将按照所有适用法律法规履行其职责；
The Employee shall perform her duties in compliance with all applicable laws and regulations;
(g)对于员工根据本合同第9.3条向公司转让的所有知识产权，员工应向公司转让良好有效的所有权，且该等公司知识产权不存在任何形式的负担或留置权；
The Employee shall assign to the Company good and valid title to all the Company Intellectual Property assigned to the Company pursuant to Section 9.3 hereof, free and clear of all encumbrances and liens of any kind;
(h)员工根据本合同第9.3条向公司转让的所有公司知识产权为员工的原创作品（公共领域内或公司提供的材料除外），未且将不会违反或侵犯任何人士、商号、公司或其他实体的知识产权或任何其他权利。
All the Company Intellectual Property assigned by the Employee to the Company pursuant to Section 9.3 hereof are and shall be the Employee’s original work (except for material in the public domain or provided by the Company) and do not and will not violate or infringe upon the intellectual property right or any other right whatsoever of any person, firm, corporation or other entity.
12.变更、解除、终止
MODIFICATION AND TERMINATION
1.1.变更
Modification
本合同经员工及经公司授权代表协商可以进行修改。公司也可根据经营状况、员工身体情况、员工工作能力等情况对本合同作相应书面变更。
This Contract may be amended by written agreement between the Employee and a duly authorized representative of the Company. In accordance with the business situation of the Company, the Employee’s fitness and the Employee’s performance, this Contract may also be amended in writing by the Company.
1.2.非自愿解除
Involuntary Termination
1.1.1.失能 如果员工死亡，则公司在本协议项下与员工的劳动关系将在员工死亡之日自动终止。如果员工因意外、疾病或其他原因丧失行为能力或残疾，以致其在连续九十（90）日或更长时间或任何六（6）个月中的九十（90）日在精神上或身体上无法履行本合同规定的服务（这种情况在本合同中称“失能”），无论是否提供合理的便利，公司可自行选择在向员工发出通知后立即解除员工在本合同项下的劳动关系。在失能的情况下，至公司按照上述规定解除员工的劳动关系之时，员工将有权按照本合同第4条所规定的标准以及方式获得补偿。根据本合同第12.2条规定发生的解除以下称为“非自愿解除”。

Disability. If the Employee dies, then the Employee’s employment by the Company hereunder shall automatically terminate on the date of the Employee’s death. If the Employee is incapacitated or disabled by accident, sickness or otherwise so as to render her mentally or physically incapable of performing the services required to be performed by her under this Contract, either with or without reasonable accommodation, for a period of ninety (90) consecutive days or longer, or for ninety (90) days during any six (6) month period (such condition being herein referred to as “Disability”), the Company, at its option, may terminate the Employee’s employment under this Contract immediately upon giving her notice to that effect. In the case of a Disability, until the Company shall have terminated the Employee’s employment in accordance with the foregoing, the Employee will be entitled to receive compensation, at the rate and in the manner provided in Section 4. Termination pursuant to this Section 12.2 is hereinafter referred to as an “Involuntary Termination”.
1.1.2.替代 Lianbio（公司的关联方）董事会（“董事会”）可以在员工劳动关系期间出现失能情况的任何时候任命另一名员工以代替员工开展工作。尽管有此类任命，员工仍应根据本合同第4条的规定继续领取员工的基本工资和福利，直至员工有资格根据公司的失能收入保险（如有）获得失能收入或直至员工劳动关系的解除或终止，以先发生的情形为准。
Substitution. The board of directors of LianBio, an affiliate of the Company (the “Board”) may designate another employee to act in the Employee’s place during any period of Disability suffered by the Employee during the Employment Period. Notwithstanding any such designation, the Employee shall continue to receive the Employee’s Base Salary and benefits in accordance with Section 4 of this Contract until the Employee becomes eligible for disability income under the Company’s disability income insurance (if any) or until the termination of the Employee’s employment, whichever shall first occur.
1.1.3.失能收入的支付 在根据公司的失能收入保险（如有）领取失能收入时，员工无权根据第4.1条领取任何基本工资，但应继续按照第4.6条领取所有其他补偿和福利，直至员工劳动关系解除或终止。
Disability Income Payments. While receiving disability income payments under the Company’s disability income insurance (if any), the Employee shall not be entitled to receive any Base Salary under Section 4.1, but shall continue to receive all other compensation and benefits in accordance with Section 4.6 until the date of the Employee’s termination of employment.
1.1.4.失能验证 如果出现任何问题，关于员工是否在任何期间因任何疾病、受伤、事故或生理或心理的状况而无法履行在本合同项下几乎所有的职责和责任，员工可以，并且在公司要求时应当，接受由公司选定的医生进行体检，员工或其监护人应对由该等医生判断员工是否失能没有合理的反对意见；并且，就本合同而言，这种判断结论对此问题具有决定性意义。如果出现此类问题且员工未能接受此类体检，则公司对该问题的认定结果对员工具有约束力。
Verification of Disability. If any question shall arise as to whether during any period the Employee is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of the Employee’s duties and responsibilities hereunder, the Employee may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Employee or the Employee’s guardian has no reasonable objection to determine whether the Employee is so disabled and such determination shall for the purposes of this Contract be conclusive of the issue. If such question shall arise and the Employee shall fail to submit to such medical examination, the Company’s determination of the issue shall be binding on the Employee.
1.3.因过错解除 公司在董事会的建议下，可在劳动关系期限内的任何时间因员工过错而向员工发出解除通知以解除员工的劳动关系（该解除以下称为“因过错解除”），在此等解除通知发出后劳动关系的解除立即生效。就本合同而言，“因过错”是指以下任何一种原因：(i) 屡次醉酒或使用非法药物，对员工在公司中履行义务和职责造成不利影响；(ii) 员工被判犯有重罪，或任何涉及欺诈或虚假陈述或违反适用的证券法律的罪行；(iii) 员工对公司或公司的任何关联公司的业务和事务严重管理不当，有相当的可能性给公司或公司的任何关联公司造成重大损失；(iv) 严重违反本合同的任何重要条款，而该严重违约行为在员工收到关于违约行为的书面通知后三十（30）天内没有得到纠正（如果违约行为能够纠正的话）；(v) 严重违反公司的规章制度；以及 (vi) 由董事会任命的独立事实调查人对员工的任何故意不当行为或不诚实行为做出结论性的认定，该行为对公司或公司任何关联公司的利益和福祉造成严重损害，包括但不限于对其业务或声誉的损害。
Termination for Cause. The Company, on recommendation from the Board, may terminate the employment of the Employee hereunder at any time during the Employment Period for Cause (such termination being hereinafter referred to as a “Termination for Cause”) by giving the Employee notice of such termination, upon the giving of which such termination shall take effect immediately. For the purposes of this Contract, “Cause” means any one of the following grounds: (i) repeated drunkenness or use of illegal drugs which adversely interferes with the performance of the Employee’s obligations and duties in the Company; (ii) the Employee’s conviction of a felony, or any crime involving fraud or misrepresentation or violation of applicable securities laws; (iii) gross mismanagement by the Employee of the business and affairs of the Company or any affiliate of the Company which is reasonably likely to result in a material loss to the Company or any affiliate of the Company; (iv) material violation of any material terms of this Contract, which material violation has not been cured (if it is capable of being cured) within thirty (30) days after the Employee receives written notice of such violation; (v) serious violation of the Company’s rules and policies; or (vi) a conclusive finding by an independent fact finder appointed by the Board for any willful misconduct or dishonesty by the Employee which is materially detrimental to the interests and well-being of the Company or any affiliate of the Company, including, without limitation, harm to its business or reputation.
1.4.无理由解除 公司在董事会的建议下，可在劳动关系期限内的任何时间向员工提前六十（60）天发出书面解除通知或支付相应补偿后无理由解除与员工的劳动关系（该解除以下称为“无理由解除”）。
Termination without Cause. The Company, on recommendation from the Board, may terminate the employment of the Employee hereunder at any time during the Employment Period without Cause (such termination being hereinafter called a “Termination without Cause”) by giving the Employee sixty (60) days’ prior written notice of such termination or pay in lieu of such notice (or any portion thereof).
1.5.员工要求解除
Termination by the Employee

1.1.1.无正当理由 在本合同中“自愿解除”是指非因非自愿解除、因过错解除、无理由解除、因正当理由解除（定义见下文）或不续约终止（定义见下文）而导致员工在本合同下劳动关系的任何解除。自愿解除将被视为在书面通知三十（30）日后生效。
Without Good Reason. Any termination of the employment of the Employee hereunder other than as a result of an Involuntary Termination, a Termination for Cause, a Termination without Cause, a Termination for Good Reason (as defined below) or a Non-Renewal Termination (as defined below) will be referred to hereinafter as a “Voluntary Termination”. A Voluntary Termination will be deemed to be effective thirty (30) days after written notice hereof.
1.1.2.因正当理由 员工可在任何时候以正当理由解除其在本合同下的劳动关系，但前提是：(i) 员工在该状况最初存在的三十（30）天内向公司提供书面通知，合理详细地说明引起正当理由的状况的性质；(ii) 在该通知发出后的三十（30）天内，该状况仍未被公司纠正，以及 (iii) 员工在该纠正期结束后的三十（30）天内解除其劳动关系（如果有的话）（该解除以下称为“因正当理由解除”）。就本合同目的而言，“正当理由”是指 (a) 员工在本合同下的职责或责任的任何重大减少（涉及因过错解除或符合第12.2.2条的每一种情形除外）或向员工分配的职责与责任与员工当时的职位严重不符；或 (b) 公司存在对本合同的任何重大违约行为。
With Good Reason. The Employee may terminate the employment relationship of such Employee hereunder at any time for Good Reason, provided that (i) the Employee provides written notice to the Company, setting forth in reasonable detail the nature of the condition giving rise to Good Reason, within thirty (30) days of the initial existence of such condition, (ii) the condition remains uncured by the Company for a period of thirty (30) days following such notice and (iii) the Employee terminates her employment, if at all, not later than thirty (30) days after the expiration of such cure period (such termination being hereinafter referred to as a “Termination for Good Reason”). For purposes of this Contract, the term “Good Reason” shall mean (a) any material diminution of the Employee’s duties or responsibilities hereunder (except in each case in connection with the Termination for Cause or pursuant to Section 12.2.2) or the assignment to the Employee of duties or responsibilities that are materially inconsistent with the Employee’s then current position; or (b) any material breach of the Contract by the Company.
1.6.合同解除或终止后的义务
Termination Obligations
1.1.1.在员工离职前应将工作有序移交给公司指定的其他雇员，完成公司要求的所有交接程序，并交还所有属于公司的任何财产，包括但不限于：
Upon termination of his/her employment, the Employee shall transfer his/her work to other employees designated by the Company and complete other hand-over procedures as required by the Company. The Employee shall return all properties of the Company, which include but is not limited to:
(a)公司的所有设备、记录、数据、笔记、报告、提案、名单、往来信函、规格说明、图纸、蓝图、草图、资料、设施、其他文件或财物、以及以上各项的复制品；

all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, and other documents or property, and all reproductions of any aforementioned items;
(b)员工保管的所有公司钥匙和门禁卡；以及
all keys and access cards of the Company in the Employee’s custody; and
(c)根据公司规章制度及各种政策应移交的其他项目。
all other items that are required to be returned according to the Company’s regulations and policies.
员工在完成移交手续后，公司应书面确认移交手续已完成。若员工未按要求完成移交手续，且公司因此遭受损失的，公司有权要求员工进行赔偿。
If the employee fails to complete the hand-over procedures as required and the Company suffers a loss as a result, the Company shall have the right to require the Employee to indemnify the Company for such loss.
1.1.2.除法定情形外，如员工因任何原因解除劳动合同，应偿还公司录用员工时代员工垫付的任何费用（包括但不限于向员工原雇主交纳的违约金、为员工垫付的培训费用，以及其他双方约定为员工垫付的费用）。若劳动合同期间公司为员工提供了专项培训费用，对其进行专业技术培训的，公司可以和员工签署相关协议对员工的服务期进行约定。如果员工解除劳动合同违反了该协议，员工应按双方的约定赔偿公司相应违约金。
If the Employee terminates this Contract for any reason other than reasons specified by the applicable laws and regulations, the Employee shall repay any and all expenses and costs to the Company which the Company has paid on behalf of the Employee during his/her employment (including but not limited to, compensation paid to the previous employer of the Employee, training expenses paid for the Employee and other expenses agreed to by the Parties). If the Company provides special funding for the professional technical training of the Employee, the Company may enter into an agreement with the Employee specifying a required term of service, in such case, the Employee shall pay the Company liquidated damages as mandated by the agreement if his/her termination of this Contract breaches the terms of such agreement.
13.解除或终止劳动关系的后果
EFFECT OF TERMINATION ON SERVICES
1.1.员工不续约、自愿解除或员工因过错被解除 如因员工出具不续约通知（下称“员工不续约”）而导致初始期限或任何续约期限不能自动续约，或因自愿解除或员工因过错被解除在本合同下的劳动关系，员工或其受益人或继承人在本合同下对公司、其关联公司或其子公司均无任何进一步的权利或索赔，但可获得 (i) 第4.1条规定的基本工资的未支付部分，按比例计算到该解除日期；以及(ii)适用法律规定的任何其他福利（第 (i)项及第 (ii) 项以下合称为“应付福利”）。
Non-Renewal by the Employee, Voluntary Termination or a Termination for Cause. In the event that the Initial Term or any Renewal Term is not automatically renewed as a result of the Employee providing a Non-Renewal Notice (hereinafter a “Non-Renewal by the Employee”), or upon the termination of the Employee’s employment hereunder pursuant to a Voluntary Termination or a Termination for Cause, neither the Employee nor her beneficiary or estate will have any further rights or claims against the Company, its affiliates, or its subsidiaries under this Contract except to receive (i) the unpaid portion of the Base Salary provided for in Section 4.1, computed on a pro rata basis to the date of such termination; and (ii) any other benefits as required by applicable law (collectively, clauses (i) and (ii) are hereinafter referred to as the “Accrued Benefits”).
1.2.非自愿解除 在员工根据非自愿解除而解除劳动关系时，员工或其受益人或继承人都不会根据本合同对公司、其关联公司或其附属公司有任何进一步的权利或索赔，除了收到 (i) 应付福利；以及 (ii) 相当于十二（12）个月的基本工资总额以及附带福利（为避免疑义，该等附带福利不包括员工调动福利（定义见2022年10月1日生效的公司和员工之间的《劳动合同附录》），但应包括因员工同意于该解除日期后六十（60）天内迁回美国而产生的合理的归国机票费用、家庭用品国际运输和归国津贴（这些费用应在员工同意迁回美国后根据《高管国际调动/派遣政策》支付）），其应根据公司的正常薪资和/或报销（如适用）政策按本合同第4.1条规定的相同标准和方式从该解除之日起支付，加上适用法律明确规定的任何额外补偿（合称为“经济补偿金”）。
    Involuntary Termination. Upon the termination of the Employee’s employment hereunder pursuant to an Involuntary Termination, neither the Employee nor her beneficiary or estate will have any further rights or claims against the Company, its affiliates or its subsidiaries under this Contract except to receive: (i) the Accrued Benefits; and (ii) an aggregate amount equal to the Base Salary and fringe benefits (which, for the avoidance of doubt, shall exclude the Employee’s Relocation Benefits (as defined in the Addendum to Employment Contract, effective as of October 1, 2022, by and between the Company and the Employee), other than reasonable repatriation air ticket cost, international shipment of household goods and repatriation allowance, which are payable upon the Employee’s consent to relocate back to the United States within sixty (60) days of the date of such termination and in accordance with the Executive International Relocation/Assignment Policy) for twelve (12) months, payable from the date of such termination in accordance with the Company’s normal payroll and/or reimbursement policies (as applicable) and at the same rate and in the same manner as set forth in Section 4.1 hereof, plus any additional compensation as may be expressly required under applicable law (collectively, the “Severance Payment”).
1.3.公司不续约 如果初始期限或任何续约期限因公司出具不续约通知而没有自动续约（以下简称“公司不续约”，与员工不续约合称为“不续约终止”），员工或其受益人或继承人都不会根据本合同对公司、其关联公司或其子公司有任何进一步的权利或索赔，但可以获得 (i) 应付福利；以及 (ii) 经济补偿金。
Non-Renewal by the Company. In the event that the Initial Term or any Renewal Term is not automatically renewed as a result of the Company providing a Non-Renewal Notice (hereinafter a “Non-Renewal by the Company”, and together with the Non-Renewal by the Employee, collectively referred to as the “Non-Renewal Termination(s)”), neither the Employee nor her beneficiary or estate will have any further rights or claims against the Company, its affiliates or its subsidiaries under this Contract except to receive: (i) the Accrued Benefits; and (ii) the Severance Payment.
1.4.其他解除 在根据本合同的规定因无理由解除或因正当理由解除劳动关系时，员工或其受益人或继承人都不会在本合同下对公司、其关联方或其子公司有任何进一步的权利或索赔，但可以收到 (i) 应付福利；以及 (ii) 经济补偿金。

Other Terminations. Upon the termination of the Employee’s employment hereunder pursuant to a Termination without Cause or a Termination for Good Reason, neither the Employee nor her beneficiary or estate will have any further rights or claims against the Company, its affiliates or its subsidiaries under this Contract except to receive: (i) the Accrued Benefits; and (ii) the Severance Payment.
1.5.控制权变更解除 在控制权变更后十二（12）个月内根据无理由解除或因正当理由解除劳动关系后，员工或其受益人或继承人都不会在本合同下对公司、其关联方或其子公司有任何进一步的权利或索赔，但可以收到 (i) 应付福利；(ii) 经济补偿金；(iii) 从该等解除日后十二（12）个月内产生的员工调动福利（定义见2022年10月1日生效的公司和员工之间的《劳动合同附录》），该等福利应根据《劳动合同附录》的条款和条件进行支付；以及 (iv) 公司或其关联公司授予员工的任何当时未归属的股票期权或其他基于股权的激励措施百分之百（100%）的加速归属。
Change in Control Termination. Upon the termination of the Employee’s employment hereunder pursuant to a Termination without Cause or a Termination for Good Reason within twelve (12) months following a Change in Control, neither the Employee nor her beneficiary or estate will have any further rights or claims against the Company, its affiliates or its subsidiaries under this Contract except to receive: (i) the Accrued Benefits; (ii) the Severance Payment; (iii) the Employee’s Relocation Benefits (as defined in the Addendum to Employment Contract, effective as of October 1, 2022, by and between the Company and the Employee) that incurred within twelve (12) months following the date of such termination, payable in accordance with the terms and conditions of the Addendum to Employment Contract; and (iv) one hundred percent (100%) accelerated vesting of any then outstanding unvested stock options or other equity-based incentives granted to the Employee by the Company or its Affiliates.
为了本合同之目的，“控制权变更”是指发生了以下任一情况：(i) 任何一个个人，或一个以上的个人作为一个团体（“个人”）获得LianBio股票的所有权，并且与该个人持有的股票一起构成LianBio股票总投票权的50%以上，但因董事会批准的LianBio非公开融资而导致的LianBio股票所有权的任何变化将不被视为控制权变更；或 (ii) 出售LianBio的全部或几乎全部资产。
For purposes of this Contract, “Change in Control” means the occurrence of any of the following: (i) any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of LianBio that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of LianBio, except that any change in the ownership of the stock of LianBio as a result of a private financing of LianBio that is approved by the Board will not be considered a Change in Control; or (ii) the sale of all or substantially all assets of LianBio.
就这一定义而言，如果个人是与LianBio进行收购、兼并、购买股票或类似商业交易的公司的所有者，则他们将被认为是作为一个团体而行事。此外，为避免疑问，在以下情况下，交易将不构成控制权变更：(i) 其唯一目的是将LianBio重新注册在原注册地以外的司法管辖区，或 (ii) 其唯一目的是创建一个控股公司，该公司将由紧接该交易之前持有LianBio股票的人以基本相同的比例而拥有。关于任何被认为是第409A条（定义见下文）规定的非合格递延薪酬的款项，在适用范围内，在控制权变更时应予以支付，以避免根据第409A条征收额外的税款、利息或罚款，除非该控制权变更构成Treasury Regulations第1.409A-3(i)(5)条意义上的“控制权变更事件”，否则将不支付任何金额。
For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with LianBio. Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to re-domicile LianBio in a jurisdiction other than its original jurisdiction of incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held LianBio’s securities immediately before such transaction. With regard to any payment considered to be nonqualified deferred compensation under Section 409A (as defined below), to the extent applicable, that is payable upon a Change in Control, to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.
1.6.免责 双方承认并同意，因员工被公司无理由解除本合同或公司违反本合同而给员工造成的损失应是极难或无法确定或证明的，并同意将经济补偿金视为至解除合同之日公司发生任何违反本合同约定行为的违约金。员工同意，除了本合同条款或任何适用的福利计划明确规定的员工可能有权获得的其他款项和福利外，该违约金应代替员工因解除劳动关系或任何此类违反本合同的行为而可能提出的所有其他索赔，并且作为领取经济补偿金的条件，员工将以公司合理满意的形式签署一份索赔免责书（“免责书”）。免责书（如有）必须在员工解除劳动关系后的第60个日历日之前生效。员工有权获得的任何经济补偿金的第一笔款项将在解除日期后六十（60）个日历日后的公司下一个正常发薪日进行支付；但此等第一笔款项的支付应追溯到员工劳动关系解除日期的下一日。
Release. The parties acknowledge and agree that damages which will result to the Employee for Termination without Cause by the Company or other breach of this Contract by the Company shall be extremely difficult or impossible to establish or prove, and agree that the Severance Payment shall constitute liquidated damages for any breach of this Contract by the Company through the date of termination. The Employee agrees that, except for such other payments and benefits to which the Employee may be entitled as expressly provided by the terms of this Contract or any applicable benefit plan, such liquidated damages shall be in lieu of all other claims that the Employee may make by reason of termination of her employment or any such breach of this Contract and that, as a condition to receiving the Severance Payment, the Employee will execute a release of claims in a form reasonably satisfactory to the Company (the “Release”). The Release must become effective, if at all, by the sixtieth (60th) calendar day following the date the Employee’s employment is terminated. The first payment of any Severance Payments to which the Employee is entitled will be made on the Company’s next regular payday following the expiration of sixty (60) calendar days from the date of termination; but that first payment shall be retroactive to the day following the date the Employee’s employment terminates.
14.劳动争议处理
DISPUTE RESOLUTION
双方应首先尝试通过协商解决因本合同发生或与本合同有关的任何争议；如果双方协商不成，任何一方可以自劳动争议发生之日起一（1）年内向公司注册所在地劳动争议仲裁委员会申请仲裁。对裁决不服的，相关一方可以向有管辖权的法院提起诉讼。
The Parties shall first attempt to settle any dispute arising out of or relating to this Contract through negotiation. In the event of the failure of the Parties to settle a dispute through such negotiation, any Party may submit the dispute to the local Labor Dispute Arbitration Committee in the locality where the Company is registered for arbitration within one (1) year of the date that the labor dispute arises. The relevant Party may file a lawsuit with an appropriate court if it is dissatisfied with the arbitration award.

15.其他约定
MISCELLANEOUS
1.1.本合同的各个方面均适用中华人民共和国法律并依据其进行解释。
This Contract is governed by and shall be construed in all respects in accordance with PRC Law.
1.2.本合同未尽事宜，或与中国法律法规规定相悖的协议事宜，按有关规定执行。
In the event that this Contract does not cover a relevant issue, the applicable law or regulation shall apply. Where an existing provision contradicts or violates PRC Law, the PRC Law shall prevail.
1.3.本合同第8条、第9条、第10条、第12.6条、第14条和第15条在本合同终止后继续有效。
The provisions set forth in Sections 8, 9, 10, 12.6, 14 and 15 of this Contract shall survive the termination of this Contract.
1.4.关于本合同第8条、第9条、第10条所述事项，公司有权要求员工另行签署《员工知识产权合规协议》及《竞业限制协议》；若《员工知识产权合规协议》或《竞业限制协议》的条款与本合同的条款有任何不一致的，以向公司提供更有利保护的条款为准。
The Company has the right to ask the Employee to sign an “Employee IP Compliance Agreement” and a “Non-Competition Agreement” separately, with respect to the matters stated in Section 8, Section 9 and Section 10 hereof. In the event of any discrepancy between the provisions of this Contract and the provisions of the Employee IP Compliance Agreement or the Non-Competition Agreement, the provisions which provide better protection to the Company shall prevail.
1.5.员工承诺所提供自身资料和各类证明确实无误，在本合同页首所载住址发生变化时，将于十（10）日内通知公司，否则，公司按原通讯方式向员工送达文件，仍将视为已送达。
The Employee warrants that any personal information or certificates provided to the Company are true and accurate. The Employee shall inform the Company of any changes made to her residential address within ten (10) days from the date that the change occurs. Otherwise, any documents intended for the Employee that is delivered by the Company to the original residential address of the Employee shall be deemed to be served.
1.6.所有合同附件的条款均应被视为本合同的一部分且对双方当事人具有法律约束力。
Any schedules attached to this Contract are deemed to be incorporated into this Contract and binding on both Parties.
1.7.如本合同有任何条款或附件被认定为无效、非法或不可执行，其他条款的有效性和执行性不得以任何方式受到影响。
If any provision of this Contract or its schedules shall be determined invalid, illegal, or unenforceable under the law, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.8.本合同自双方签字或盖章之日起生效。本合同以中、英文同时书就，并签署原件两（2）份，每一方各持原件一（1）份。两种语言具有同等效力，若存在差异，以中文文本为准。
The Contract shall become effective upon the execution of the Contract by the Parties. This Contract is written in both Chinese and English and executed in two (2) original copies, with each Party holding one (1) original copy. Both language versions are deemed to have the same effect. Should any discrepancies arise, the Chinese version shall prevail.
1.9.本合同是双方就本合同标的事项订立的最终、完整和唯一的协议，并取代和合并了双方在此之前就本合同标的事项的所有讨论、提案、谈判、沟通及协议（无论口头或是书面）。
This Contract sets forth the entire agreement and understanding between the Company and the Employee relating to the subject matter herein and merges all prior discussions, proposals, negotiations, communications and agreements, whether written or oral, between the Parties.
16.付款时间及第409A条
TIMING OF PAYMENTS AND SECTION 409A.
1.1.尽管本合同有相反的规定，如果在员工劳动关系解除或终止时，员工是“特定员工”（定义见下文），由于劳动关系的解除或终止根据本合同应在解除或终止日期后的六（6）个月内支付的任何和所有款项，但就本条款而言，应在该六（6）个月期满后的下一个工作日支付，或者于更早的时间如员工死亡时支付，但以下情况除外： (A) 就金额而言不构成Treasury regulation第1.409A-1(b)条所指的递延薪酬（包括但不限于由于根据第1.409A-1(b)(9)(iii)条规定的安全港，由公司以合理的善意酌情决定）；(B) 根据Treasury regulation第1.409A-1(a)(5)条符合例外福利条件的福利；或 (C) 不受不时修订的1986 年Internal Revenue Code第409A条（“第409A条”）要求约束的其他款项或福利。
Notwithstanding anything to the contrary in this Contract, if at the time the Employee’s employment terminates, the Employee is a “specified employee,” as defined below, any and all amounts payable under this Contract on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six (6)-month period or, if earlier, upon the Employee’s death; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation Section 1.409A-1(b) (including without limitation by reason of the safe harbor set forth in Section 1.409A-1(b)(9)(iii), as determined by the Company in its reasonable good faith discretion); (B) benefits which qualify as excepted welfare benefits pursuant to Treasury regulation Section 1.409A-1(a)(5); or (C) other amounts or benefits that are not subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).
1.2.就本合同而言，在遵守第409A条所需的范围内，所有涉及“劳动关系解除或终止”和相关短语均应解释为要求“离职”（定义见Treasury regulations第1.409A-1(h)条，在其中包含的推定生效后），“特定员工”一词是指公司根据Treasury regulation第1.409A-1(i)条确定为特定员工的个人。
For purposes of this Contract, to the extent required to comply with Section 409A, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury regulation Section 1.409A-1(i).

1.3.任何会构成第409A条规定的非合格递延薪酬的费用报销应遵守以下附加规则：(i) 任何此类费用的报销不得影响员工在任何其他应税年度报销任何此类费用的权利；(ii) 费用应及时报销，但不得迟于发生费用的日历年的下一个日历年的年底；以及 (iii) 报销的权利不得被清算或交换为任何其他利益。
Any reimbursement for expenses that would constitute nonqualified deferred compensation subject to Section 409A shall be subject to the following additional rules: (i) no reimbursement of any such expense shall affect the Employee’s right to reimbursement of any such expense in any other taxable year; (ii) reimbursement of the expense shall be made, if at all, promptly, but not later than the end of the calendar year following the calendar year in which the expense was incurred; and (iii) the right to reimbursement shall not be subject to liquidation or exchange for any other benefit.
1.4.在任何情况下，公司均不因本合同项下的任何付款或利益未能或据称未能符合或被豁免第409A条的要求而承担任何责任。
In no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Contract to comply with, or be exempt from, the requirements of Section 409A.
[以下无正文，为签字页 / Remainder of page intentionally left blank, signature pages follow]

有鉴于此，本合同双方已于文首载明的日期签署或促使其有效授权代表签署本合同。
In WITNESS WHEREOF, the Parties hereto has executed or caused its duly authorized representative to execute this Contract as of the date first above written.

公司 / COMPANY:
上海联拓生物科技有限公司（公章）
Shanghai LianBio Development Co., Ltd. (Chop)

姓名/ Name：王轶喆/Yizhe Wang
职务/ Title：法定代表人/Legal Representative
签字/ Signature：_/s/ Yizhe Wang________

[劳动合同签字页/Signature Page to Employment Contract]

有鉴于此，本合同双方已于文首载明的日期签署或促使其有效授权代表签署本合同。
In WITNESS WHEREOF, the Parties hereto has executed or caused its duly authorized representative to execute this Contract as of the date first above written.

员工 / Employee：Yi Larson

签字/ Signature：_/s/ Yi Larson___________

[劳动合同签字页/Signature Page to Employment Contract]

[劳动合同签字页/Signature Page to Employment Contract]

附件一
Schedule 1
职位描述
JOB DESCRIPTION
员工在本合同项下的义务主要为提供以下服务（该服务应当按照最高的专业标准予以履行）：履行与本公司类似的生物制药企业的首席财务官的惯常职责并提供相关服务，以及履行本公司首席执行官合理分配给她的其他职责。
The general scope of the Employee’s obligations hereunder shall be to provide the following services (all of which shall be performed in accordance with the highest professional standards): the Employee will perform such duties and services as are customary for the position of CFO in similarly situated enterprises in the biopharmaceutical industry and such other duties as may be reasonably assigned to her from time to time by the Chief Executive Officer of the Company.
附件一/Schedule 1

附件二
Schedule 2
离职确认书
TERMINATION CERTIFICATE
特此证明本人不再拥有，并且本人按照本人与上海联拓生物科技有限公司（“公司”）间的劳动合同（“劳动合同”）的第8、9和12条的规定，向公司交还所有保密信息（如劳动合同第8.1条中所定义）和其他所有公司的文件、材料和财产（包括上述的副本）。
This is to certify that I do not have in my possession, and that I have returned to Shanghai LianBio Development Co., Ltd. (the “Company”) in compliance with Sections 8, 9 and 12 of the Employment Contract between me and the Company (the “Employment Contract”), all Confidential Information (as that term defined in Section 8.1 of the Employment Contract) of the Company and all other documents, materials, and property of the Company (including any copies of the foregoing).
本人进一步确认本人已遵守所有本人所签署的劳动合同的约定，包括向公司报告包含在劳动合同里任何本人（单独或与他人共同）构思或创作的公司知识产权（如劳动合同第9.3条定义）。本人确认和同意本人没有在先发明（如劳动合同第9.2条定义）或原创作品著作权；除了由本人在签署劳动合同时于劳动合同附件三中已列出的在先发明或原创作品著作权（如有）。
I further certify that I have complied with all the terms of the Employment Contract signed by me, including the reporting of any Company Intellectual Property (as defined in Section 9.3 of the Employment Contract), conceived or made by me (solely or jointly with others) covered by the Employment Contract. I acknowledge and agree that I have no Prior Inventions (as defined in Section 9.2 of the Employment Contract) or original works of authorship other than those, if any, identified by me on Schedule 3 to the Employment Contract at the time that I signed the Employment Contract.

姓名/ Print Name：_____________________
签字/ Signature：_______________________
解除日/ Termination Date：_______________

附件二/Schedule 2

附件三
Schedule 3
在先发明和有著作权的原创作品名单
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

编号 / No.	所有权 / Title	日期 / Date	识别码或简要说明 / Identifying Number or Brief Description
1.
1.
1.
1.
1.
1.
1.

□无在先发明或有著作权的原创作品/ No Prior Inventions or original works of authorship
□附上额外页/ Additional Sheets Attached
员工姓名/ Name of Employee：
员工签名/ Signature of Employee：
日期/ Date：
附件三/Schedule 3

劳动合同附录
ADDENDUM TO EMPLOYMENT CONTRACT
本劳动合同附录（本“附录”）旨在就上海联拓生物科技有限公司（“公司”）和 Yi Larson（“员工”）之间于2022年10月1日生效的劳动合同（“合同”）进行补充。本附录于合同生效之日同日生效。本附录中使用的所有被定义的术语，如本文未另行定义，应具有合同中所赋的含义。
The purpose of this Addendum to Employment Contract (the “Addendum”) is to supplement the Employment Contract (the “Contract”), effective as of October 1, 2022, by and between Shanghai LianBio Development Co., Ltd., (the “Company”) and Yi Larson (the “Employee”). This Addendum shall take effect on the same date of the Contract. All defined terms used in this Addendum that are not otherwise defined herein shall have the meaning ascribed to them in the Contract.
签署方特此同意如下：
The undersigned parties hereby agree as follows:
1.调动福利。
Relocation Benefits.
在员工与公司之间存在有效且可执行的劳动合同的前提下，员工从美国到中国的调动将于2022年10月1日开始，预计将于2026年9月30日结束。但是，公司并不保证调动期长短，因业务状况和/或签证需要，公司可能会缩短或延长员工的调动期限。为免疑义，公司决定缩短员工的调动时间不应构成合同第12.5条或其他条款规定的正当理由事件。一旦员工被调回美国，员工将与LianBio美国公司签订一份由LianBo美国公司提供的劳动合同，该合同将完全取代本合同和附录。
除合同第4条规定的员工工资和福利待遇外，员工还将有资格获得有效的且可由公司独自决定不时修改的高管国际调动/派遣政策下的津贴、费用报销、福利以及服务（“高管国际调动/派遣福利政策”），附件A（“Yi Larson的调动薪酬福利清单”）以及下文提及的税负平衡和税务申报服务（合称“调动福利”）。
为免疑义，Yi Larson的调动薪酬福利清单将在2026年9月30日或之前保持不变，除非合同没有续签或者员工或公司根据合同条款和条件解除合同。但公司可在2026年9月30日后自行决定修改和/或撤销Yi Larson的调动薪酬福利清单的部分或全部内容以及税负平衡和税务申报服务，并于书面通知员工九十（90）日后生效。2026年9月30日之后，对Yi Larson的调动薪酬福利清单以及税负平衡和税务申报服务的任何调整、削减和取消，均不构成合同第12.5条或其他规定的正当理由。2026年9月30日之前，对Yi Larson的调动薪酬福利清单以及税负平衡和税务申报服务的任何调整、削减和取消，均构成合同第12.5条或其他条款规定的正当理由事件。
The relocation of the Employee from the United States to China will begin on October 1, 2022 and it is anticipated that it will end on September 30, 2026, provided for the existence of a valid and enforceable employment contract between the Employee and the Company. The Company does not guarantee the length of the relocation, however, as business conditions and /or visa requirements may require the Company to reduce or extend the duration of the Employee’s relocation. For the avoidance of doubt, the Company’s decision to reduce the duration of the Employee’s relocation shall not constitute an event of Good Reason for purposes of Section 12.5 of the Contract or otherwise. Once the Employee is repatriated to the United States, the Employee will enter into an employment agreement with LianBio US in the form provided by LianBio US, which shall replace in its entirety the Contract and the Addendum.
In addition to the Employee’s compensation and benefits as specified in Section 4 of the Contract, the Employee will be eligible to receive the allowances, reimbursements, benefits and services outlined in the Executive International Relocation/Assignment Policy (the “Executive International Relocation/Assignment Benefit Policy”), as in effect, and as may be modified by the Company in its sole and exclusive discretion, from time to time, and Appendix A (the “Relocation Compensation and Benefit List for Yi Larson”), as well as the tax equalization and tax preparation service referenced below (collectively, the “Relocation Benefits”).

For the avoidance of doubt, the Relocation Compensation and Benefit List for Yi Larson shall not be modified and/or revoked on or before September 30, 2026, unless the Contract is not renewed or terminated by the Employee or the Company in accordance with its terms and conditions. The Company may, at its sole and exclusive discretion, modify and/or revoke all or a portion of the Relocation Compensation and Benefit List for Yi Larson, and the tax equalization and tax preparation service, after September 30, 2026, which shall become effective after giving ninety (90) days of prior written notice to the Employee. Any such modification, reduction or revocation of the Relocation Compensation and Benefit List for Yi Larson, and the tax equalization and tax preparation service, after September 30, 2026 shall not constitute an event of Good Reason for purposes of Section 12.5 of the Contract or otherwise. Any such modification, reduction or revocation of the Relocation Compensation and Benefit List for Yi Larson, and the tax equalization and tax preparation service, before September 30, 2026 shall constitute an event of Good Reason for purposes of Section 12.5 of the Contract or otherwise.
2.税负平衡。
Tax Equalization.
员工负责其在调动前所在国家的假设税。假设税是指，在员工在没有调动的情况下，对于从公司赚取的收入包括基本工资、年终奖和股票期权行权/受限股票单位或其他基于股权的奖励的归属和/或结算产生的收益而本应在原籍国支付的国家和州/市/地方（或省、州）的所得税和社会税（如适用）。假设税按每个支付周期从员工薪酬中扣除。
The Employee is responsible for home country hypothetical tax. Hypothetical tax is the national and state/city/local (or provincial, cantonal) income and social tax, if applicable, on Company-earned income, including base salary, annual bonus, and gains from the exercise of stock options/vesting and/or settlement of restricted stock units or other equity-based awards that the Employee would have paid in the home country had there been no relocation. Hypothetical tax is deducted from the Employee’s compensation on a per-pay period basis.
公司将负责支付因员工调动而产生的与LianBio支付的员工在职收入相关的实际中国和调动前所在国家的税费。一旦完成所有纳税申报表，员工通过扣除支付的假设税额和公司支付的实际税额将在公司指定的税务供应商进行的年度税负平衡核对过程中进行核对。如果税负核对显示假设扣除额（以及任何实际支付的税款减去收到的任何退款）超过最终的假设税款，则公司将退还员工超出的金额。相反，员工必须向公司支付因最终假设税的差额而所欠公司的金额。
The Company will be responsible for paying actual China and home country taxes resulting from the relocation in relation with the Employee’s employment income paid by LianBio. Hypothetical tax amounts paid by the Employee through deductions and actual tax amounts paid by the Company will be reconciled during the annual tax equalization reconciliation process conducted by the Company-designated tax provider once all tax returns are completed. If the tax reconciliation shows that the hypothetical deductions (as well as any actual taxes paid less any refunds received) exceed the final hypothetical tax, then the Company will refund the Employee the excess amount. Conversely, the Employee must repay the Company any funds owed for any shortfall in payment of her final hypothetical tax.
员工有责任确保及时申报所有要求的纳税申报表。如果公司的税务服务供应商未被及时提供所需的税务信息，或者员工未遵守税务服务供应商的税务申报指示，则因未能遵守前述要求而产生的任何罚款和利息将由员工承担。
It is the responsibility of the Employee to ensure that all required tax returns are filed on a timely basis. If the Company’s tax firm is not provided with the required tax information on a timely basis or the Employee does not follow the tax firm’s tax filing instructions, any penalties and interest resulting from failure to comply will remain the responsibility of the Employee.
预估的假设税包括美国联邦所得税部分和员工在进行调动之前所居住州的州所得税部分。如果应在员工调动前所在国家缴纳加州税款，员工有责任承担与其基本工资、年终奖和股票期权行权/受限股票单位或其他基于股权的奖励的归属和/或结算产生的收益相关的州所得税。具体而言，就州税之目的，员工和公司同意不将加利福尼亚州视为其居住州，但前提是，员工为加利福尼亚州税收之目的被视为非居民。如果在员工的原籍国
2

实际应缴纳加利福尼亚州税款，员工应自行承担就其基本工资、年终奖及股票期权行权/受限股票单位或其他基于股权的奖励的归属和/或结算产生的收益而需缴纳的州所得税。如果员工为加利福尼亚州税收之目的被视为非居民，员工应承担其返回调动前所在国家时所在州的假设税。
Estimated hypothetical tax includes a U.S. federal income tax component and a resident state income tax component for the state in which the Employee would be resident prior to undertaking the relocation. In the event California taxes are due in the Employee’s home country, it will be the Employee’s responsibility to cover state income tax due in connection with her base salary, annual bonus, and gains from the exercise of stock options/vesting and/or settlement of restricted stock units and other equity-based awards. Specifically, for the purposes of state tax, the Employee and the Company agree to not consider California as the state of residency, provided Employee is considered a nonresident for California taxes purposes. In the event that actual California taxes are due in the Employee’s home country, it will be Employee’s responsibility to cover state income tax due on the Employee’s base salary, annual bonus and gains from the exercise of stock options/vesting and/or settlement of restricted stock units and other equity-based awards. In the event that the Employee is considered nonresident for California tax purposes, the Employee will be held to the hypothetical tax of the state that the Employee would be resident of on repatriation to home country.
3.税务申报服务。
Tax Preparation Service.
公司将通过指定的税务服务供应商（该等指定的税务服务供应商将由公司自主决定）为员工提供税务服务，以便为员工，包括其未工作的配偶/伴侣准备和提交每一调动年度的中国和调动前所在国家的个人所得税申报表，包括归国当年，以及归国后仍有剩余与调动相关收入和/或有效的重大外国税收抵免的年度（具体由公司的税务服务供应商确定但不包括与员工的个人收入、配偶收入或员工从其拥有的公司实体（如公司和有限责任合伙）获得的非员工工资的所有商业收入的附加表格。公司的税务服务供应商将与员工就其纳税申报信息的具体内容保持专业关系。
The Company will provide the Employee with tax services via a designated tax service provider (such designated tax service provider to be determined in the sole discretion of the Company) to prepare and file China and home country individual income tax returns for the Employee, inclusive of her on-working spouse/partner, while exclusive of additional forms related to personal income, spousal income or all business income derived from all corporate entities (such as corporations and LLPs) that is not the Employee’s salary, for each year of relocation, including the year in which repatriation occurs, and any year following repatriation if there is still residual relocation-related income and/or significant foreign tax credits in effect, as determined by the Company’s tax service provider. The Company’s tax service provider will maintain a professional relationship with the Employee with respect to the details of her tax return information.
如果员工聘用其他税务服务供应商，员工应自行承担所有相关风险和费用。公司提供的税务服务范围仅限于纳税申报表所列的与调动相关的应税项目。公司鼓励员工会见其私人财务顾问。
If the Employee engages another tax service provider, the Employee shall bear all associated risks and expenses. Tax service coverage provided by the Company is limited to relocation related items taxable in the tax return. The Employee is encouraged to meet with her personal financial advisor.
[以下无正文，为签字页 / Remainder of page intentionally left blank, signature pages follow]

3

有鉴于此，本附录双方于文首载明的日期签署或促使其有效授权代表签署本附录。
In WITNESS WHEREOF, the Parties hereto has executed or caused its duly authorized representative to execute this Addendum as of the date first above written.

公司/COMPANY:
上海联拓生物科技有限公司（公章） Shanghai LianBio Development Co., Ltd. (Chop)

姓名/Name: 王轶喆/Yizhe Wang
职务/Title: 法定代表人/Legal Representative
签字/Signature: _/s/ Yizhe Wang___________

[劳动合同附录签字页/Signature Page to Addendum to Employment Contract]

有鉴于此，本附录双方于文首载明的日期签署或促使其有效授权代表签署本附录。
In WITNESS WHEREOF, the Parties hereto has executed or caused its duly authorized representative to execute this Addendum as of the date first above written.

员工/Employee: Yi Larson

签字/Signature: _/s/ Yi Larson_______________
[劳动合同附录签字页/Signature Page to Addendum to Employment Contract]

附件A
Appendix A
Yi Larson的调动薪酬福利清单
Relocation Compensation and Benefit List for Yi Larson
合同生效后，Yi Larson的常规薪酬（包括基本工资和酌情年终奖）将继续根据LianBio美方的薪酬调整指引执行。LianBio LLC根据LianBio 2021股权激励计划授予Larson女士的股权奖励将继续由 LianBio, LLC进行管理。
Upon the effective date of the Contract, Yi Larson’s regular compensation (including base salary and discretionary annual bonus) will continue to be subject to LianBio’s US-side salary adjustment guideline. The equity awards granted by LianBio, LLC to Ms. Larson will continue to be administered by LianBio, LLC under the LianBio 2021 Equity Incentive Plan.
根据高管国际调动/派遣政策，自2022年10月1日，Larson女士将有资格获得下文表一所列的国际调动福利，以及公司向其中国员工普遍提供的其他社会保险和补充福利，包括但不限于商业保险、法定年休假以及社会保险。其在美国方面的福利，包括社会保险和公司补充福利（包括401K计划、美国医疗保险、休假等）将停止。为免疑义，以下各项调动福利始终受限于公司的审查和批准，且可由公司依据附录第一条进行修改或撤销。除另有说明外，公司将仅报销和/或向员工（或第三方供应商，如注明）支付所发生的实际费用，且不超过注明的金额。
Pursuant to the Executive International Relocation/Assignment Policy, effective October 1, 2022, Ms. Larson will be eligible to receive the international relocation benefits listed in Table 1 below, as well as other social security and supplementary benefits that are provided by the Company to its Chinese employees generally, including but not limited to commercial insurance, Statutory annual leave, and social insurance. Her US-side benefits, including social security insurance and company supplementary benefits (including 401K, US healthcare insurance, leave, etc.) will cease. For the avoidance of doubt, each of the relocation benefits set forth below remain at all times subject to the Company’s review and approval and can be modified or revoked by the Company pursuant to Section 1 of the Addendum. Except where noted, the Company will only reimburse and/or pay the Employee (or the third party provider, as noted) for actual expenses incurred, up to a maximum amount as noted.
基本工资，奖金和津贴的发放将由上海联拓生物科技有限公司和LianBio LLC根据公司商定的发薪币种共同管理。在第一年，根据Larson女士的选择，100%的税后年度基本工资和酌情发放的年终奖将以美元形式发放，但是生活费津贴，调动/归国津贴，以及配偶津贴将以人民币形式发放。公司将于每年发薪币种调整的窗口期通知Larson女士。
Base salary, bonus and allowances payment will be jointly administrated by Shanghai LianBio Development Co., Ltd. and LianBio LLC based on currency fluctuation agreed by the companies. For the initial year, as opted by Ms. Larson, 100% of the after-tax annual base salary and discretionary annual bonus will be paid in USD, while cost of living allowance, relocation/repatriation allowance, and spouse allowance will be paid in RMB. Company will notify Ms. Larson of the currency fluctuation adjustment open window each following year.

附件A /Appendix A

表1 调动福利
Table 1 Relocation Benefits
1.抵达中国后将提供的调动/派遣定期支持:
Relocation/Assignment recurring support to be provided upon arrival in China:

项目 Items	费用要求 Spending Requirement	支付周期 Payment Frequency	支付方式 Payment Method
子女教育 Children education
1.对于所有符合条件的子女，每学年（发票开具日）的总额最高不超过人民币1,000,000元（即与子女教育相关的所有金额不超过人民币1,000,000元/学年），最多不超过三名子女。
Up to a maximum aggregate of RMB 1,000,000/academic year (invoice issue date) for all eligible children (i.e., all amounts relating to Children Education shall not exceed RMB1,000,000 /academic year), up to a maximum of three children.
2.[***]
		[***]	[***]
住房支持 Housing support	实际每月住房开支，但不超过人民币70,000元/月，不包括水电费 Actual monthly housing rental expenditure up to RMB 70,000/month cap, excluding utilities	[***]	[***]
公司用车 Company car
每月最高人民币30,000元/月，包含发生的超时用车费用及其他费用，如套餐津贴、停车费、清洁费、燃料费、通行费等（具体的车辆使用指导见附表2）。
Up to RMB 30,000/month capped inclusive of car usage overtime costs incurred and other costs such as fixed meal allowance, parking fee, cleaning, fuel, tolls, etc. (detail car usage guidance as attached table 2).
[***]
		[***]	[***]
保险 Insurance	[***]	[***]	[***]
语言培训 Language training
五位家庭成员的中文语言课程费用报销总计（即并非每人）：
Reimbursement of Chinese language classes/lessons for five family members in the aggregate (i.e., not per person):
2022日历年度（发票开具日）人民币80,000元封顶
RMB 80,000 capped in 2022 calendar year (invoice issue date)
2023&2024日历年度（发票开具日）人民币40,000元封顶
RMB 40,000 capped in 2023&2024 calendar year (invoice issue date)
		[***]	[***]

附件A /Appendix A

2.在合同生效之日起提供的调动/派遣定期支持:
Relocation/Assignment recurring support to be provided upon effective date of the employment contract:

项目 Items	费用要求 Spending Requirement	支付周期 Payment Frequency	支付方式 Payment Method
生活费津贴 Cost of living allowance
年基本工资的10% ，根据公司独自决定，根据中国的合同生效及合同结束时间进行折算
10% of Annual Base Salary, prorated upon commencement of effectiveness of China assignment and terminating upon cessation of China assignment as determined in the sole discretion of the Company
		[***]	[***]
探亲假津贴（每年往返*五人） Home leave air ticket cost (round-trip per year * 5 persons)	[***]	[***]	[***]

3.调动/归国一次性支持
Relocation/Repatriation One-Off Support:

附件A /Appendix A

项目 Items	费用要求 Spending Requirement	支付方式 Payment Method	开始时间 Commence Timing
签证申请/延期费 （首次派遣） Visa application/extension fee (initiate assignment)	[***]	[***]	[***]
调动/归国机票（首次派遣） Relocation and repatriation air ticket cost (initiate assignment)	[***]
调动/归国家庭用品国际运输（首次派遣） Relocation and repatriation international shipment of household goods (initiate assignment)	[***]
调动后的临时居住（强制隔离后） Temporary living at relocation (after mandatory quarantine)
仅限租赁费用。不超过人民币50,000元/月，且不超过2个月，不包括任何强制隔离
公司另行单独承担强制隔离费用
Rental fee only. Based on expenditure within RMB 50,000/month cap, 2 months excluding any quarantine.
Company covers mandatory quarantine cost separately

落地安排服务（当地导向） Accommodation service (local orientation)	按实际支出，不超过人民币25,000元。 Upon actual expenditure within budget RMB 25,000
调动津贴 Relocation allowance	人民币50,000元固定金额 RMB 50,000 Fixed Amount	[***]	[***]
归国津贴 Repatriation allowance	人民币35,000元固定金额 RMB 35,000 Fixed Amount
配偶津贴 Spousal allowance	人民币50,000元固定金额 RMB 50,000 Fixed Amount

附件A /Appendix A

表2车辆使用指导
Table 2 Car Usage Guidance

[***]
附件A /Appendix A